UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
Innovate Biopharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
(919) 485-8080

[●], 2018
Dear Stockholder:
It is my pleasure to invite you to the 2018 Annual Meeting of Stockholders of Innovate Biopharmaceuticals, Inc., our first meeting as a combined company after the reverse merger we completed in January 2018. The meeting will be held on Tuesday, December 4, 2018, at 2:00 p.m. Eastern Time at 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601. At the meeting, you will be asked to vote on the matters set forth in our 2018 Proxy Statement and the accompanying notice of the Annual Meeting, including:

•	the election of seven nominees recommended by our board of directors for election to our board;

•	an amendment to our 2012 Omnibus Incentive Plan to help us to attract, motivate and recruit high-caliber talent, supporting the continued success of our Company in a highly competitive industry; and

•
amendments to our Certificate of Incorporation that are primarily intended to enhance our board’s flexibility to explore alternative strategies for maximizing stockholder value and that we believe are customary for newly public companies in our industry.

Your board of directors unanimously recommends that you vote “FOR” each of the proposals set forth in our 2018 Proxy Statement and the accompanying notice of the Annual Meeting.
All stockholders are invited to attend the meeting in person, and we hope you will be able to attend the meeting. Only stockholders of record at the close of business on October 8, 2018, are entitled to vote at the meeting. Whether or not you plan to attend the meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Your vote is important, and we urge you to vote as promptly as possible to ensure your shares are represented at the meeting, by casting your vote through the Internet, by telephone or by mail as described in your proxy card, in advance of the meeting. Instructions on how to vote are found in the section entitled “How do I vote?” starting on page 9 of the Proxy Statement.
If you have any questions or need assistance with voting, please contact Alliance Advisors, LLC, our proxy solicitor assisting us in connection with the 2018 Annual Meeting of Stockholders, by dialing toll free at (833) 782-7141.

Sincerely,

/s/ Christopher Prior, Ph.D.
Christopher Prior, Ph.D.
Chief Executive Officer

INNOVATE BIOPHARMACEUTICALS, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, December 4, 2018, at 2:00 p.m. Eastern Time at 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting or adjournment or postponement thereof:

1.
Elect seven directors to serve a one-year term expiring at the 2019 Annual Meeting of Stockholders or, if Proposal 3 is approved, to hold office until the Annual Meeting of Stockholders applicable to the class of director to which the applicable director will be assigned, and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal;

2.
Approve an amendment to our 2012 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance thereunder by 3,000,000 shares and implement an evergreen provision to automatically increase the total number of shares of common stock available under the Plan on an annual basis by a fixed percentage or such lesser amount as is determined by our board of directors;

3.
Approve the proposed Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to provide for a classified board of directors and grant to our board of directors the exclusive authority to fill vacancies on our board of directors;

4.
Approve the Restated Certificate to require that special meetings of stockholders be called by (i) our board of directors, (ii) the chairperson of our board of directors, (iii) our chief executive officer or (iv) our president (our Amended and Restated Bylaws (our “Bylaws”) already contain a similar provision);

5.
Approve the Restated Certificate to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission (our Bylaws already contain a similar provision, but it may be ineffective under Delaware law);

6.
Contingent upon approval of Proposal 3, approve the Restated Certificate to prohibit director removal without cause and to allow removal with cause only by the vote of the holders of at least two-thirds of all then-outstanding shares of common stock of the Company;

7.	Approve the Restated Certificate to grant to our board of directors the exclusive authority to increase or decrease the size of our board of directors (our Bylaws already contain a similar provision);

8.
Approve the Restated Certificate to require a vote of the holders of at least two-thirds of all then-outstanding shares of common stock of the Company to amend certain provisions of the Restated Certificate and to amend our Bylaws;

9.	Approve the Restated Certificate to conform certain provisions to Delaware law and to make various other clarifying and technical changes; and

10.	Ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The board of directors unanimously recommends that you vote “FOR” the election of the director nominees listed in the accompanying Proxy Statement, “FOR” approval of an amendment to the Plan to increase the number of shares authorized for issuance thereunder and implement an “evergreen” provision, “FOR” approval of each of the proposals related to the Restated Certificate, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm.
The record date for the 2018 Annual Meeting of Stockholders is October 8, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, date, sign and return the proxy card enclosed with these materials, or vote over the telephone or over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How Do I Vote” starting on page 9 of the Proxy Statement.
If you have any questions or need assistance with voting, please contact Alliance Advisors, LLC, our proxy solicitor assisting us in connection with the 2018 Annual Meeting of Stockholders, by dialing toll free at (833) 782-7141.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on
December 4, 2018, at 2:00 p.m. Eastern Time at
150 Fayetteville Street, Suite 2300, Raleigh, NC 27601
The Proxy Statement, Notice of Annual Meeting of Stockholders and 2017 Annual Report are available at
http://www.viewproxy.com/innovatebiopharma/2018

By Order of the Board of Directors

/s/ Christopher Prior, Ph.D.
Christopher Prior, Ph.D.
Chief Executive Officer
Raleigh, North Carolina
[●], 2018

Page
Registration with the SEC	32
Equity Compensation Plan Information	32
INTRODUCTORY NOTE TO PROPOSALS 3 TO 9 RELATING TO RESTATED CERTIFICATE	33
PROPOSAL 3: TO APPROVE THE RESTATED CERTIFICATE TO PROVIDE FOR THE ELECTION OF A CLASSIFIED BOARD	34
Classified Board of Directors	34
Advantages of a Classified Board of Directors with Vacancies Filled by the Board	34
Disadvantages of a Classified Board of Directors with Vacancies Filled by the Board	35
PROPOSAL 4: TO APPROVE THE RESTATED CERTIFICATE TO REQUIRE THAT SPECIAL MEETINGS OF STOCKHOLERS BE CALLED (I) BY THE BOARD OF DIRECTORS PURSUANT TO A RESOLUTION APPROVED BY A MAJORITY OF THE DIRECTORS THEN IN OFFICE, (II) BY THE CHAIRPERSON OF THE BOARD, (III) BY THE CHIEF EXECUTIVE OFFICER OR (IV) BY THE PRESIDENT	36
Advantages of Requiring Special Meetings of Stockholders Only Be Called by Certain Specified Persons	36
Disadvantages of Requiring Special Meetings of Stockholders Only Be Called by Certain Specified Persons	36
PROPOSAL 5: TO APPROVE THE RESTATED CERTIFICATE TO PERMIT STOCKHOLDER ACTION ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO PROHIBIT STOCKHOLDER ACTION BY WRITTEN CONSENT OR ELECTRONIC SUBMISSION	38
Advantages of Prohibiting Stockholder Action by Written Consent or Electronic Transmission	38
Disadvantages of Prohibiting Stockholder Action by Written Consent or Electronic Transmission	39
PROPOSAL 6: TO APPROVE THE RESTATED CERTIFICATE TO ONLY PROHIBIT DIRECTOR REMOVAL WITHOUT CAUSE AND TO ALLOW REMOVAL WITH CAUSE BY THE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE THEN-OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY	40
Advantages of Director Removal for Cause	40
Disadvantages of Director Removal for Cause	40
PROPOSAL 7: TO APPROVE THE RESTATED CERTIFICATE TO GRANT TO THE BOARD THE EXCLUSIVE AUTHORITY TO INCREASE OR DECREASE THE SIZE OF THE BOARD	41
Advantages of Granting the Board the Exclusive Authority to Increase or Decrease the Size of the Board of Directors	41
Disadvantages of Granting the Board the Exclusive Authority to Increase or Decrease the Size of the Board of Directors	41
PROPOSAL 8: TO APPROVE THE RESTATED CERTIFICATE TO REQUIRE A SUPERMAJORITY VOTE TO AMEND CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE AND TO AMEND OUR BYLAWS	42
Advantages of Supermajority Vote Requirement for Amending Certain Provisions of the Restated Certificate and for Amending the Bylaws	42
Disadvantages of Supermajority Vote Requirement for Amending Certain Provisions of the Restated Certificate and for Amending the Bylaws	43
PROPOSAL 9: TO APPROVE THE RESTATED CERTIFICATE TO CONFORM CERTAIN PROVISIONS TO DELAWARE LAW AND TO MAKE VARIOUS OTHER CLARIFYING AND TECHNICAL CHANGES	44
PROPOSAL 10: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED OCTOBER 4, 2018

INNOVATE BIOPHARMACEUTICALS, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2018

BACKGROUND
Merger of Monster Digital, Inc. and Innovate Biopharmaceuticals Inc.
We were incorporated in Delaware in November 2010 under the name “WRASP 35, Inc.” and later changed our name to “Monster Digital, Inc.” (“Monster”). On July 13, 2016, Monster completed an initial public offering of common stock and began trading on the Nasdaq Capital Market.
On January 29, 2018, Monster completed a reverse recapitalization with privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, a wholly owned subsidiary of Monster (“Merger Sub”) and Private Innovate (which in connection with the transaction was renamed IB Pharmaceuticals Inc. (“IB Pharmaceuticals”)). Pursuant to the Merger Agreement, Merger Sub was merged with and into IB Pharmaceuticals, with IB Pharmaceuticals surviving the merger as our wholly owned subsidiary (the “Merger”). Immediately following the completion of the Merger, we changed our name to Innovate Biopharmaceuticals, Inc. (“Innovate”), and on February 1, 2018, our common stock began trading on the Nasdaq Capital Market under the new ticker symbol “INNT.”
In the Merger, former Private Innovate security holders received approximately 94% of our fully diluted common stock, and former Monster security holders were left with approximately 6% of our fully diluted common stock. In connection with the Merger, our board of directors was replaced by new directors selected by Private Innovate, and all members of Private Innovate’s management team were installed as our new management team.
Because legally it was Monster (n/k/a Innovate Biopharmaceuticals, Inc.) that acquired Private Innovate in the Merger (with Private Innovate becoming Monster’s wholly owned subsidiary), following the Merger, the combined company inherited each of Monster’s 2012 Omnibus Incentive Plan (“Plan”), Certificate of Incorporation and Bylaws. In this proxy statement, among other things, we are proposing to amend the Plan to increase the number of shares authorized for issuance thereunder, as there remain only 4,505 such shares available for issuance under the Plan, and to amend and restate our Certificate of Incorporation in a manner that our board of directors believes is more appropriate for the combined company and customary for newly public companies in our industry. We are submitting seven proposals relating to our Amended and Restated Certificate of Incorporation, rather than only one, to comply with applicable Securities Exchange Act rules governing the submission of separate matters for stockholder approval and guidance issued by the Securities and Exchange Commission, or SEC, thereunder and to give stockholders the ability to evaluate each such proposal independently.
Unless otherwise indicated, all references in this proxy statement to “Innovate,” “the Company,” “we,” “our” and “us” refer to Innovate Biopharmaceuticals, Inc. as of and following the closing of the Merger and, where applicable, to the business of Private Innovate prior to the Merger, and all references to “Monster” refer to Monster Digital, Inc. and the business of Monster Digital, Inc. prior to the closing of the Merger.
JOBS Act Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2021, (ii) the last day of the fiscal year in which our annual gross revenues of $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The board of directors of Innovate Biopharmaceuticals, Inc. is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. On or about October [●], 2018, we will mail the proxy materials to all stockholders entitled to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below to submit your proxy over the Internet or the telephone. Additional information on how you may vote can be found below under “How do I vote?”
How do I attend the Annual Meeting?
The Annual Meeting will be held on December 4, 2018, at 2:00 p.m. Eastern Time at 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601. Information regarding directions to the Annual Meeting may be found at the end of this proxy statement. Information on how to vote in person at the Annual Meeting is provided below. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on October 8, 2018, will be entitled to vote at the Annual Meeting. On this record date, there were [●] shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on October 8, 2018, your shares were registered directly in your name with Innovate’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or over the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on October 8, 2018, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are ten matters scheduled for a vote:

•
Election of seven directors to serve a one-year term expiring at the 2019 Annual Meeting of Stockholders or, if Proposal 3 is approved, to hold office until the Annual Meeting of Stockholders applicable to the class of director to which such director will be assigned and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal;

•
Approval of an amendment to the Plan to increase the number of shares authorized for issuance thereunder by 3,000,000 shares and implement an evergreen provision to automatically increase the total number of shares of common stock available under the Plan on an annual basis;

•	Approval of the Restated Certificate to provide for the election of a classified board of directors;

•
Approval of the Restated Certificate to require that special meetings of stockholders be called by (i) our board of directors pursuant to a resolution approved by a majority of the total number of directors then in office, (ii) the chairperson of our board of directors, (iii) our chief executive officer or (iv) our president;

•	Approval of the Restated Certificate to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission;

•
Approval of the Restated Certificate to prohibit director removal without cause and to allow removal with cause by the vote of the stockholders of at least two-thirds of all then-outstanding shares of common stock of the Company;

•	Approval of the Restated Certificate to grant to our board of directors the exclusive authority to increase or decrease the size of our board of directors;

•
Approval of the Restated Certificate to require vote of the stockholders of at least two-thirds of all then-outstanding shares of common stock of the Company to amend certain provisions of the Restated Certificate and our Amended and Restated Bylaws (the “Bylaws”);

•	Approval of the Restated Certificate to conform certain provisions to Delaware law or make various other clarifying and technical changes; and

•	Ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Innovate Biopharmaceuticals, Inc. for the fiscal year ending December 31, 2018.
We are asking you to vote on seven proposals relating to our Restated Certificate, instead of only one, in order to comply with applicable Exchange Act rules governing how separate matters should be submitted for stockholder approval and guidance issued by the SEC thereunder.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to our board of directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or you may abstain from voting, by checking the related box. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the proxy card enclosed with your mailed proxy materials, vote over the telephone or vote over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting with proper ID, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed in your mailed proxy materials), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free at (866) 804-9616 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number enclosed with your proxy materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 3, 2018, to be counted.

•
To vote over the Internet, go to http://www.AALvote.com/INNT to complete an electronic proxy card. You will be asked to provide the control number enclosed with your proxy materials. Your Internet vote must be received by 11:59 p.m. Eastern Time on December 3, 2018, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with your proxy materials containing voting instructions from that organization rather than from Innovate. Simply complete and mail the voting instruction form or follow the voting instructions in the proxy materials to ensure that your vote is counted. Alternatively, you may vote over the Internet or telephone as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with your mailed proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet and telephone proxy voting to allow you to vote your shares with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your use of the Internet or telephone, such as usage charges from Internet or telephone providers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of October 8, 2018.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the Internet, over the telephone or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters” are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, such as certificate of incorporation amendments, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 through 9, without your instructions, but may vote your shares on Proposal 10.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of the director nominees listed in this proxy statement, “FOR” approval of an amendment to the Plan to increase the number of shares authorized for issuance thereunder and implement an “evergreen” provision, “FOR” approval of each of the proposals related to the Restated Certificate, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, over the telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also will reimburse brokerage firms, banks, nominees and other persons holding shares for others for the cost of forwarding proxy materials to beneficial owners and obtaining their proxies.
We have engaged Alliance Advisors, LLC (“Alliance”) to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with Alliance, Alliance will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. For these services, we will pay Alliance a fee of approximately $6,000 plus expenses.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy over the telephone or over the Internet.

•
You may send a timely written notice that you are revoking your proxy to Innovate’s Corporate Secretary at Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. A revocation must be received no later than the beginning of voting at the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy received before the beginning of voting is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, custodian or other nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, a quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Abstentions and (because there is at least one “routine” matter to be voted on at the Annual Meeting) broker non-votes will also be considered present for purposes of determining the existence of a quorum. On the record date, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares must be present in person or represented by proxy at the meeting to have a quorum.

How many votes are needed to approve each proposal?
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. Votes withheld and broker non-votes with respect to Proposals 1, 2 and 10 will have no effect and will not be counted for the purposes of the vote for Proposal 1. Abstentions and broker non-votes (if applicable) will be counted for the purposes of the vote total for Proposals 3 through 9 and will have the same effect as “Against” votes.
The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2
Approval of an amendment to the Plan to increase the number of shares authorized for issuance thereunder by 3,000,000 shares and implement an evergreen provision to automatically increase the total number of shares of common stock available under the Plan
		“For” votes from the holders of a majority of the votes cast at the meeting	None	None
3	Approval of the Restated Certificate to provide for the election of a classified board of directors	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
4	Approval of the Restated Certificate regarding the manner in which special meetings of stockholders may be called	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
5	Approval of the Restated Certificate to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
6	Approval of the Restated Certificate regarding the manner in which directors may be removed	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
7	Approval of the Restated Certificate to grant to our board of directors the exclusive authority to increase or decrease the size of our board of directors	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
8	Approval of the Restated Certificate regarding the manner in which the Restated Certificate and the Bylaws may be amended	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
9	Approval of the Restated Certificate to conform certain provisions to Delaware law or make various other clarifying and technical changes	“For” votes from the holders of a majority of shares entitled to vote on the matter (i.e., a majority of the outstanding shares)	Against	Against
10	Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	“For” votes from the holders of a majority of the votes cast at the meeting	None	None
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
Where can I find more information about Innovate?
We file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are also available without charge on our website (http://www.innovatebiopharma.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.
Who should I contact if I have questions or need assistance voting?
If you have any questions or need assistance with voting, please contact Alliance, our proxy solicitor assisting us in connection with the 2018 Annual Meeting of Stockholders, by dialing toll free at (833) 782-7141.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors consists of seven directors, and we currently have all seven directors standing for re-election. Pursuant to our Certificate of Incorporation, all of our directors have one-year terms and stand for election annually. However, if Proposal 3 is approved, all of our directors will have staggered three-year terms and will stand for election upon the expiration of the term of the class to which the applicable director will be assigned by our board of directors following the Annual Meeting. For a transition period necessary to implement Proposal 3, the initial term for Class I directors will expire at the Annual Meeting of stockholders in 2019; the initial term for Class II directors will expire at the Annual Meeting of stockholders in 2020; and the initial term for Class III directors will expire at the Annual Meeting of stockholders in 2021. After such transition period, each class will be elected for a three-year term.
Explanatory Note Regarding Future Elections of Directors Serving on a Classified Board
If our stockholders approve the Restated Certificate attached to this proxy as Appendix A, including the amendment to approve a classified board of directors as described in Proposal 3, our board of directors will be divided into three classes for future elections. Each class will consist, as nearly as possible, of one-third of the total number of directors, and except for a transition period necessary to implement Proposal 3, each class will have a three-year term.
At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the nominees named below, each of whom is currently serving as a director, be elected to serve as provided below and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Director Nominee	Term	Expected Class (if Proposal 3 is approved)	Expected Term (if Proposal 3 is approved)
Lorin K. Johnson, Ph.D.	2019 Annual Meeting of Stockholders	Class I	2019 Annual Meeting of Stockholders
Roy Proujansky, M.D.	2019 Annual Meeting of Stockholders	Class I	2019 Annual Meeting of Stockholders
Anthony E. Maida III, Ph.D., M.A., M.B.A.	2019 Annual Meeting of Stockholders	Class II	2020 Annual Meeting of Stockholders
Saira Ramasastry, M.S., M. Phil.	2019 Annual Meeting of Stockholders	Class II	2020 Annual Meeting of Stockholders
Christopher Prior, Ph.D.	2019 Annual Meeting of Stockholders	Class III	2021 Annual Meeting of Stockholders
Jay Madan, M.S.	2019 Annual Meeting of Stockholders	Class III	2021 Annual Meeting of Stockholders
Sandeep Laumas, M.D.	2019 Annual Meeting of Stockholders	Class III	2021 Annual Meeting of Stockholders
Shares represented by proxies will be voted “FOR” the election of each of the nominees unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than seven directors. Stockholders may not cumulate votes for the election of directors.
Information about our directors, including the director nominees, their ages as of October 8, 2018, occupations and length of board service are provided below. Additional biographical descriptions are set forth in the text below the tables and include the primary individual experience, qualifications, qualities and skills of each director that led to the conclusion that such director should serve as a member of our board of directors at this time.

Nominees for Election to the Board of Directors at the Annual Meeting

Name of Director/Nominee	Age	Position	Director Since
Sandeep Laumas, M.D.	50	Executive Chairman and Director	2018
Christopher Prior, Ph.D.	66	Chief Executive Officer and Director (principal executive officer)	2018
Jay Madan, M.S.	53	President, Chief Business Officer, Interim Principal Financial Officer, Interim Principal Accounting Officer and Director (principal financial officer and principal accounting officer)	2018
Lorin K. Johnson, Ph.D. (1)(2)(3)	65	Director	2018
Anthony E. Maida III, Ph.D., M.A., M.B.A. (1)(2)(3)	66	Director	2018
Roy Proujansky, M.D.	61	Director	2018
Saira Ramasastry, M.S., M.Phil. (1)(2)(3)	42	Director	2018

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and corporate governance committee
Sandeep Laumas, M.D.  Dr. Laumas joined Private Innovate in 2014 as its executive chairman and became our executive chairman in connection with the completion of the Merger. In August 2007, Dr. Laumas founded Bearing Circle Capital, LP, an investment partnership, and has served as its Managing Director since such time. Dr. Laumas began his career at Goldman Sachs & Co. in 1996 as an equity analyst in the healthcare investment banking division working on mergers, acquisitions and corporate finance transactions before transitioning to the healthcare equity research division. After leaving Goldman Sachs in 2000, Dr. Laumas moved to the buy side as an analyst at Balyasny Asset Management from 2001 to 2003. Dr. Laumas was a Managing Director of North Sound Capital from 2003 to 2007, where he was responsible for the global healthcare investment portfolio. From February 2011 to 2012 he was a member of the board of directors of Super Religare Laboratories Limited, Southeast Asia’s largest clinical laboratory service company. Dr. Laumas serves as an independent director on the board of directors of Bioxcel Therapeutics, Inc. (Nasdaq: BTAI) and also served as a Director of Parkway Holdings Ltd. (acquired by IHH Healthcare for $3 Billion: Singapore: IHH) from May through August 2010. Dr. Laumas received his A.B. in Chemistry from Cornell University in 1990, M.D. from Albany Medical College in 1995 with a research gap year at the Dana-Farber Cancer Institute and completed his medical internship in 1996 from the Yale University School of Medicine.
We believe that Dr. Laumas’s prior board service and years of experience investing in the healthcare industry qualifies Dr. Laumas to serve on our board of directors.
Christopher P. Prior, Ph.D.  Dr. Prior joined Private Innovate as its chief executive officer in 2015 and became our chief executive officer and a member of our board of directors in connection with the completion of the Merger. From April 2008 to October 2014, he served as the Chief Executive Officer of Phasebio Pharmaceuticals, Inc., a clinical stage biopharmaceutical company. Prior to that, he founded Principia Pharmaceutical Corporation, a company that develops biopharmaceutical products for chronic diseases, where he served as President, and BioRexis Pharmaceuticals Corporation, a biopharmaceutical company developing diabetes candidates and novel therapeutic agents, where he served as the President and Chief Scientific Officer. During the course of his 30-year career, he has generated more than 25 INDs and achieved four product approvals from the FDA. Dr. Prior received his Bachelor of Science, with honors, in Chemistry from the University of London, and received a Ph.D. in Biochemistry from Columbia University. Dr. Prior also completed a research fellowship at The Rockefeller Medical Institute in New York. Dr. Prior is a member of the New York Academy of Sciences and is the author of numerous publications and patents focused on the development of therapeutics.
We believe that Dr. Prior’s role as our Chief Executive Officer and extensive experience as an executive in the biopharmaceutical industry qualifies him to serve on our board of directors.
Jay P. Madan, M.S.  Mr. Madan founded Private Innovate in 2012 and began serving as its president and as a member of its board of directors at such time, and he became our president and a member of our board of directors in connection with the completion of the Merger. In March 2018, Mr. Madan was also appointed as our chief business officer and Mr. Madan also serves as our Interim Principal Financial Officer and Interim Principal Accounting Officer. Prior to founding Private Innovate, Mr. Madan was an independent contractor advising multiple life sciences companies, including Reliance Life Sciences, Millipore, Baxter, Dade Behring and Goodwin. This experience in working across multiple teams led him to develop a global network of healthcare professionals. From July 2007 to November 2008, Mr. Madan served as the VP of Business Development at Reliance Biopharmaceuticals Pvt. Ltd., a part of Reliance Industries Ltd., India’s largest conglomerate. While at Reliance and Goodwin, Mr. Madan was focused on the development of their contract manufacturing businesses. Mr. Madan holds a Bachelor of Science degree in Chemical Engineering from University of Mumbai and an M.S. in Chemical Engineering from Washington State University.
We believe that Mr. Madan’s role as a co-founder of Innovate and extensive experience in the life sciences and biotech industries qualifies him to serve on our board of directors.
Lorin K. Johnson, Ph.D.  Dr. Johnson joined our board of directors in January 2018. He is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSEA: VRX) in April 2015. Prior to Salix, Dr. Johnson served as Director of Scientific Operations and Chief Scientist at Scios, Inc. (formerly California Biotechnology, Inc). He is a board member of Glycyx MOR, LTD and Kinisi Therapeutics, Ltd., both GI specialty pharma companies based on the Isle of Man, Intact Inc., a GI specialty drug delivery company based in Belmont, CA and Tumour Trace Ltd, a cancer diagnostic company based in Nottingham, UK. In addition to his career in industry, Dr. Johnson has served as an Assistant Professor of Pathology at Stanford University Medical Center and held academic positions at Stanford University School of Medicine and the University of California, San Francisco. He is the co-author of 75 journal articles and book chapters and is the co-inventor on 22 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco.
We believe that Dr. Johnson’s extensive experience in the pharmaceutical and life science industries, both as an executive and investor, qualifies him to serve on our board of directors.
Anthony E. Maida III, Ph.D., M.A., M.B.A.  Dr. Maida joined our board of directors in January 2018. He has wide experience in the biotechnology industry for more than two decades serving as a CEO, member of the board of directors and working with biotechnology investors. From 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., an immunotherapy company. From 1997 through 2010, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, advising pharmaceutical and investment firms, in the clinical development of therapeutic products and product/company acquisitions. From June 2009 through June 2010, Dr. Maida served as Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc., a clinical research organization. Since June 2010, Dr. Maida has served as Senior Vice President, Clinical Research for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. Dr. Maida has served in a number of executive roles, including President and CEO of Replicon NeuroTherapeutics, Inc. Dr. Maida is currently a member of the board of directors and audit chair of Spectrum Pharmaceuticals, Inc. (Nasdaq GS: SPPI) and Vitality Biopharma, Inc. (OTCQB: VBIO) and was formerly a member of the Board of Directors and audit chair of OncoSec Medical Inc. (OTCQB: ONCS). Dr. Maida holds a B.A. in Biology and History, an M.B.A., an M.A. in Toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society.
We believe that Dr. Maida’s extensive experience as an executive at various biotechnology and biopharmaceutical companies as well as his service on private and public company boards qualifies him to serve on our board of directors.

Roy Proujansky, M.D. Dr. Proujansky joined our board of directors in January 2018. He is a pediatric gastroenterologist who since July 2013 has served as the Executive Vice President and Chief Executive of Delaware Valley Operations (DuPont Hospital for Children) for the Nemours Children’s Health System, a non-profit children’s health organization. Before his current position, Dr. Proujansky served as Executive Vice President for Patient Operations and Chief Operating Officer of Nemours from 2006 to July 2013. From 2000 to 2006, Dr. Proujansky was the Robert L. Brent Professor and Chairman of Pediatrics and Associate Dean for Jefferson Medical College at Thomas Jefferson University. Additionally, from 1998 to 2015, Dr. Proujansky was the co-director or direct supervisor of Nemours Research Programs and has authored 47 original publications and book chapters in the field of pediatric gastroenterology. Dr. Proujansky received an M.D. from Northwestern University, an M.B.A. from the University of Massachusetts at Amherst and a B.S. in Medical Science from Northwestern University.
We believe Dr. Proujansky’s extensive knowledge and experience in the field of pediatric gastroenterology qualifies him to serve on our board of directors.
Saira Ramasastry, M.S., M. Phil. Ms. Ramasastry has served as a member of our board of directors since June 2018. Since April 2009, she has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life science industry. From August 1999 to March 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc. where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions, strategic and capital markets transactions. Prior to joining Merrill Lynch she served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from July 1997 to September 1998. Ms. Ramasastry currently serves on the board of directors of Sangamo Therapeutics Inc. (Nasdaq: SGMO) and Pain Therapeutics Inc., biotechnology companies, on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research, and as lead business advisor for the European Prevention of Alzheimer’s Dementia consortium. Ms. Ramasastry received her B.A. in economics with honors and distinction and an M.S. in management science and engineering from Stanford University, as well as an M. Phil. in management studies from the University of Cambridge where she is a guest lecturer for the Bioscience Enterprise Programme and serves on the Cambridge Judge Business School Advisory Council. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network.
We believe that Ms. Ramasastry’s experience in the life science industry as well as her experience on public company boards qualifies her to serve on our board of directors.

Executive Officers
In addition to Drs. Laumas and Prior, and Mr. Madan, whose information appears above, the below provides additional information about our other executive officers.
June S. Almenoff, M.D., Ph.D., F.A.C.P. Dr. Almenoff, 62, began serving as our Chief Operating Officer and Chief Medical Officer in March 2018. Prior to Dr. Almenoff’s service with the Company, beginning in March 2015, Dr. Almenoff, served as an independent biopharma consultant, including serving as a consultant for Innovate beginning in January 2018. From December 2014 until June 2016, Dr. Almenoff served as an executive-in-residence and consultant at Hatteras Venture Partners, a venture capital firm. From March 2010 until October 2014, Dr. Almenoff served as the president, the chief medical officer and a director of Furiex Pharmaceuticals, Inc., a pharmaceutical company acquired by Allergan in 2014. Prior to serving at Furiex, Dr. Almenoff served for 12 years in various senior roles at GlaxoSmithKline (“GSK”), including as vice president in the clinical safety and pharmacovigilance organization at GSK. Prior to joining GSK, Dr. Almenoff was on the faculty of Duke University Medical Center, where she is currently a Consulting Professor of Medicine. Since 2015, Dr. Almenoff has been the Chair of RDD Pharma, a private, GI clinical stage biopharmaceutical company. Dr. Almenoff serves on the board of directors of the pharmaceutical companies Ohr Pharmaceutical, Inc., TiGenix and Brainstorm Cell Therapeutics Inc. She is an author on more than 50 publications. Dr. Almenoff earned a bachelor’s degree, cum laude, from Smith College. She graduated from the M.D.-Ph.D. program at Mt. Sinai School of Medicine and completed a residency in internal medicine and a fellowship in infectious diseases at Stanford University Medical Center. She is a board-certified Fellow of the American College of Physicians with 10 years of clinical practice experience.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board. Our board of directors believes that it is in the best interests of our organization to make that determination from time to time based on the position and the direction of our organization and the membership of our board of directors. The board’s current leadership structure has both an executive chairman of the board of directors and a chief executive officer who serves as a director (Dr. Laumas and Dr. Prior, respectively). Our board of directors views this arrangement as also providing an efficient connection between our management and board of directors, enabling our board to obtain information pertaining to operational matters expeditiously and enabling our executive chairman and our chief executive officer to bring areas of concern before the board in a timely manner.
Role of Board in Risk Oversight
The audit committee of our board of directors is primarily responsible for overseeing our risk management on behalf of our board. The audit committee receives reports from management on a regular basis regarding our assessment of risks. In addition, the audit committee reports regularly to our board, which also considers our risk profile. The audit committee and our board of directors focus on the most significant risks we face and our general risk-management strategies. While our board, through our audit committee, oversees our risk management, management is responsible for day-to-day risk-management processes.
Each committee of our board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee oversees management of financial risks. Our compensation committee oversees the management of risks related to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of our board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.
Independence of Directors
Our common stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of our board of directors, and each member of our audit committee, compensation committee and nominating and corporate governance committee must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board committee, (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Lorin K. Johnson, Ph.D., Anthony E. Maida, III, Ph.D., M.A., M.B.A. Roy Proujansky, M.D. and Saira Ramasastry, M.S., M. Phil., does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Our board of directors also determined that each of Anthony E. Maida, III, Ph.D., M.A., M.B.A., Lorin K. Johnson, Ph.D. and Saira Ramasastry, M.S., M. Phil., the three members of our audit committee, satisfies the independence standards for the audit committee established by applicable Nasdaq rules and SEC Rule 10A-3.
Our board of directors has determined that each of Saira Ramasastry, M.S., M. Phil., Lorin K. Johnson, Ph.D. and Anthony E. Maida III, Ph.D., M.A., M.B.A., the three current members of each of our compensation committee and our nominating and corporate governance committee, is independent within the meaning of applicable Nasdaq rules.
Board Committees
As described above, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each of our audit, compensation and nominating and corporate governance committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of these committees is governed by a formal written charter approved by our board, and a copy of each such charter is available on our website at: http://ir.innovatebiopharma.com/corporate-governance/highlights. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this proxy statement.
Audit Committee
Our audit committee consists of Anthony E. Maida, III, Ph.D., M.A., M.B.A., Lorin K. Johnson, Ph.D., and Saira Ramasastry, M.A., M. Phil. The chair of our audit committee is Dr. Maida. Our board of directors has determined that Dr. Maida is an “audit committee financial expert,” as that term is defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses financial sophistication, as defined under applicable Nasdaq rules. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable SEC and Nasdaq rules. To arrive at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his or her experience in the corporate finance sector.
The responsibilities of our audit committee include:

•
selecting and retaining, compensating, overseeing and, if necessary, terminating the independent registered public accounting firm with respect to its performance of audit services and any permissible non-audit services;

•	pre-approving all audit and permitted non-audit and tax services provided by any independent registered public accounting firm;

•
reviewing and discussing with the independent registered public accounting firm critical accounting policies and practices, alternative treatments of financial information and other material written communications;

•
reviewing and discussing with the independent registered public accounting firm and management our annual financial statements and, following completion of the audit, reviewing separately with the independent registered public accounting firm and management any problems or difficulties encountered during the audit;

•	recommending that the audited financial statements be included in our Form 10-K and producing the Audit Committee Report required to be included in our proxy statement;

•
reviewing any other relevant reports or other financial information prepared by management and directing the independent registered public accounting firm to use its best efforts to perform all review of interim financial information prior to our disclosure of such financial information;

•	coordinating our board of directors’ oversight of our internal control over financial reporting and disclosure controls and procedures;

•	discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding (i) accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and approving, or making recommendations to our board of directors regarding, our policies and procedures for reviewing and approving or ratifying related person transactions, and reviewing, approving and overseeing any related person transactions;

•	monitoring compliance with our Code of Ethics and Business Conduct; and

•	performing an annual review and evaluation of the performance of the audit committee and an annual review of its charter.
Compensation Committee
Our compensation committee consists of Saira Ramasastry, M.S., M. Phil., Anthony E. Maida, III, Ph.D., M.A., M.B.A. and Lorin K. Johnson, Ph.D. The chair of our compensation committee is Ms. Ramasastry.
The responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our chief executive officer and all other executive officers;

•	periodically reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation plans and equity-based plans;

•
if required, reviewing and discussing with management our “Compensation Discussion and Analysis,” recommending that such disclosure be included in our Form 10-K or proxy statement and producing the Compensation Committee Report on executive officer compensation to be included in our Form 10-K or proxy statement;

•
reviewing and approving, or making recommendations to our board of directors regarding, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our chief executive officer and other executive officers;

•	overseeing the management of risks relating to our executive compensation plans and arrangements; and

•	performing an annual review and evaluation of the performance of the compensation committee and an annual review of its charter.
Our compensation committee reviews and approves, or recommends for our board’s approval, the compensation of our chief executive officer and our other executive officers. Our compensation committee meets without the presence of executive officers when approving or deliberating on the compensation of our chief executive officer but may, in its discretion, invite our chief executive officer to be present during the approval of, or deliberations with respect to, compensation for our other executive officers. Our compensation committee also periodically reviews and makes recommendations to our board of directors regarding the compensation of our directors. Our compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.
Our compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such compensation consultants, legal counsel or other advisors as it deems necessary or appropriate. Our compensation committee has not engaged any external compensation consultants.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Lorin K. Johnson, Ph.D., Anthony E. Maida, III, Ph.D, M.A., M.B.A and Saira Ramasastry, M.S., M. Phil.. The chair of our nominating and corporate governance committee is Dr. Johnson.
The responsibilities of our nominating and corporate governance committee include:

•	identifying and screening individuals qualified to become members of our board of directors;

•	recommending the number of members that shall serve on our board of directors;

•	evaluating and reviewing the qualifications and independence of existing and prospective directors;

•	selecting and approving the director nominees to be submitted to a stockholder vote at our Annual Meeting of stockholders;

•	developing and recommending to our board of directors corporate governance guidelines;

•	periodically reviewing our board of directors’ leadership structure;

•	overseeing the review by our board of directors, from time to time, of succession planning for senior executives;

•	overseeing the evaluation of our board of directors and its committees; and

•	performing an annual review and evaluation of the performance of our nominating and corporate governance committee and an annual review of its charter.
Our nominating and corporate governance committee identifies persons as candidates to serve on the board of directors and selects, or recommends that our board of directors select, the nominees for all directorships to be filled by our board of directors or by our stockholders at an annual or special meeting. In evaluating the suitability of individual candidates, our nominating and corporate governance committee may take into account many factors, including, among others, personal and professional integrity, ethics and values, experience in corporate management, strong finance experience, practical and mature business judgment, experience relevant to our industry, experience as a board member or executive officer of another publicly held company, relevant academic expertise or other proficiency in an area of our operations, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Neither our board of directors nor our nominating and corporate governance committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees. Our nominating and corporate governance committee evaluates each person in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas.
Our nominating and corporate governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Stockholder Communications with the Board,” and should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time. During 2017, the Monster board of directors held seven meetings and its audit committee held two meetings. Each of our incumbent directors was appointed to our board of directors in connection with the closing of the Merger, except for Ms. Ramasastry, who was appointed to our board of directors in June 2018. Accordingly, none of our incumbent directors was serving as a director during 2017 or attended our board or committee meetings during 2017. Additionally, Monster did not hold an Annual Meeting of stockholders in 2017. We do not have a stated policy regarding director attendance at annual stockholder meetings, but strongly encourage our directors to attend each such meeting.
Stockholder Communications with the Board
Stockholders who wish to communicate with our board of directors may do so by sending written communications to our Corporate Secretary addressed as follows: Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. The communications will be reviewed by the Corporate Secretary. Our Corporate Secretary will forward such communication to the board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case our Corporate Secretary shall discard the communication.
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. Our Code of Ethics and Business Conduct is available on the “Corporate Governance” page of the “Investors” section of our website, which may be accessed by navigating to http://ir.innovatebiopharma.com/corporate-governance/highlights.” We intend to post on our website and (if required) file on Form 8-K all disclosures that are required by applicable law, the rules of the SEC or the Nasdaq listing standard, concerning any amendment to, or waiver from, our Code of Ethics and Business Conduct. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this proxy statement.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE PLAN
General
Our board of directors believes that our continued growth and performance in meeting our short- and long-term milestones and objectives depends on our ability to attract, motivate and recruit high-caliber talent in a highly competitive industry. Equity-based compensation incentives are a very important component in doing so by helping to align the interests of our key talent with those of our stockholders. However, because there remained only 4,505 shares available for future awards under Monster’s 2012 Omnibus Incentive Plan (such plan, to be renamed the “Innovate Biopharmaceuticals, Inc. 2012 Omnibus Incentive Plan” if this Proposal 2 is approved, the “Plan”) immediately following completion of the Merger, without an amendment to the Plan we will be unable to make sufficient equity awards to our directors, executive officers, employees and consultants.
We are therefore requesting that stockholders approve the proposed amendment to the Plan to (i) increase the aggregate number of shares that may be issued under the Plan by 3,000,000 shares, from 4,505 shares available for future awards under the Plan as of September 30, 2018 to a total of 3,004,505 shares available for future awards under the Plan following the approval of the amendment, and (ii) implement an “evergreen” provision to automatically increase the total number of shares of common stock available under the Plan on the first day of each calendar year beginning in 2019 and ending in 2022 by an amount equal to the lesser of (i) five percent (5%) of the number of shares of common stock outstanding as of December 31st of the immediately preceding calendar year or (ii) such lesser number of shares of common stock as is determined by our board of directors. The “evergreen” provision, if approved, will provide the Company with a minimum number of available shares for grant to key personnel in future years, without needing to amend the Plan to increase the number of shares reserved for issuance thereunder and to seek stockholder approval for such amendment.
The amendment was approved unanimously by our board of directors in September 2018, and will become effective only upon stockholder approval. As more fully described below under “Plan Awards,” approximately 42% of the additional 3,000,000 shares that would be added to the Plan, if this Proposal 2 is approved, have already been committed to making awards to (i) our non-employee directors in accordance with our non-employee director compensation policy, including contingent awards that have already been made under that policy, (ii) June Almenoff, who recently was appointed as our Chief Operating Officer and Chief Medical Officer and has received a contingent grant of stock options, and (iii) certain other employees and consultants. It is therefore critical that this amendment to the Plan be approved to enable the Company to utilize equity compensation to attract and retain the talent that it needs to succeed.
For the reasons discussed in this section, our board of directors believes that approval of this Proposal 2 is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” this proposal.
In connection with the Merger, we assumed the stock incentive plan of Private Innovate and the outstanding awards thereunder but do not intend to make additional grants under that plan. The Plan is currently the only equity compensation plan under which we anticipate making future awards of share-based compensation to employees, consultants and outside directors, including stock options and restricted stock units.
If approved, the amendment would revise Section 4.01 of the Plan and a copy of the Plan as revised is set forth in Appendix B. The Plan is filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-207938) filed with the SEC on November 10, 2015, which is available online through the SEC’s EDGAR System. You may also request a copy of the Plan, as currently in effect, by sending a written request to Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.
As of September 30, 2018, there were a total of 1,683 shares subject to outstanding option awards under the Plan (with a weighted average exercise price of $45.00 and a weighted average remaining term of 8.5 years). These 1,683 outstanding option awards, when combined with 3,004,505 shares available for future awards (assuming the amendment is approved by our stockholders), would result in a total of 3,006,188 common shares reserved under the Plan. For additional information regarding outstanding awards under our equity compensation plan, please refer to the section below entitled “Equity Compensation Plan Information.”

Prior to recommending that the board approve the proposed amendment to the Plan, our compensation committee considered the overall number of shares needed under the Plan for executive, director and employee equity awards, as well as levels of potential stockholder dilution from equity awards.
We believe the Plan, as proposed to be amended, is essential to our future success and encourage stockholders to vote in favor of approval of the amendment to the Plan. There are a number of reasons why we believe approving this amendment is important:

•
The amendment will allow us to continue to grant equity awards, a very important incentive tool for creating stockholder value. The use of equity compensation as a component of our compensation program is critical to our present and future success. Equity awards create an ownership culture that aligns the interests of our non-employee directors, employees and consultants with our stockholders. Equity compensation also focuses our non-employee directors’, employees’ and consultants’ attention on creating long-term value appreciation and return on investment.

•
Equity awards are critical as a retention and motivational tool. Our growth as a company and our ability to meet our short- and long-term milestones and objectives are dependent on retaining and motivating talented employees. A significant portion of our employees’ and other service providers’ compensation is tied to our performance, including long-term stockholder value creation, through the use of equity awards with multi-year vesting schedules (as well as performance-based vesting milestones where appropriate). This encourages and motivates employees and other service providers to pair a short-term view of performance (achieved through annual cash bonuses) with a long-term view of performance (achieved through equity award long-term value appreciation), which provides sustained motivation for ongoing innovation.

•
Equity awards are critical as a recruiting tool. Our future growth depends on our ability to attract top industry talent. We believe that a competitive compensation program that includes equity awards is essential for attracting such employees. Equity compensation is utilized routinely by companies in our industry, with whom we compete for talent. A failure to competitively utilize equity compensation would put us at a significant competitive disadvantage when recruiting for critical talent such as executives and other key personnel.

•	The Plan includes certain features designed to protect stockholder interests:

o	Awards under the Plan are administered by our compensation committee, which consists entirely of independent directors;

o	Awards are not automatically accelerated upon a change in control; and

o	Material amendments to the Plan require stockholder approval.

•
If the amendment is not approved, we would experience a serious disruption of our compensation programs, and we could be compelled to increase the cash component of our compensation. Given that the Plan is almost depleted, if the amendment is not approved, our ability to make grants under the Plan will be severely curtailed. Therefore, in order to provide competitive compensation opportunities to attract, motivate and retain employees and other service providers without equity compensation, we would likely need to employ cash or other non-equity rewards to replace the compensation previously delivered as equity awards. We believe these alternative forms of compensation would not align employee and other service provider interests with those of stockholders as efficiently as stock-based awards and would limit the cash we have available to advance our strategic objectives. We believe it is important to provide compensation which continues to most effectively align employees and other service providers with our stockholders.

Description of the Plan
The following is a description of the Plan as proposed to be amended. This description is merely a summary of material provisions of the Plan and is qualified by the full text of the Plan as proposed to be amended and restated as set forth in Appendix B to this proxy statement.
The Plan is currently administered by our compensation committee. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. Our board of directors may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its April 30, 2012 effective date.
Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock (“restricted shares”), restricted stock units (“RSUs”), performance share or unit awards, other stock-based awards and cash-based incentive awards.
Stock Options.  The Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“ISOs”), non-qualified stock options (“NSOs”) that do not qualify as incentive stock options, or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator and set forth in an applicable award agreement. The exercise price for stock options will be determined by the Plan administrator in its discretion, but may not be less than 100% of the fair market value (“FMV”) of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant (“10% Stockholder”), the exercise price may not be less than 110% of the FMV of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a 10% Stockholder, the exercise period may not exceed five years. At the Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless exercise” or “net exercise”).
Stock Appreciation Rights. The Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment (either in shares or cash or a combination thereof) equal to (i) the excess of the FMV of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the FMV of our common stock on the date of grant.
Restricted Shares and Restricted Stock Units. The Plan administrator may award to a participant shares of common stock subject to specified restrictions. Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Plan administrator also may award to a participant restricted stock units or RSUs representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives. The terms and conditions of restricted share and RSU awards are determined by the Plan administrator and set forth in an applicable award agreement.
Performance Awards.  The Plan administrator may grant performance awards to participants under such terms and conditions as the Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Plan administrator.
Other Stock-Based Awards.  The Plan administrator may grant equity-based or equity-related awards, including stock purchase rights, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the

Plan administrator and set forth in an applicable award agreement. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Plan administrator.
Cash-Based Awards.  The Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code where applicable. The terms and conditions of each cash-based award will be determined by the Plan administrator.
Dividend Equivalents.  The Plan administrator may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Plan.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited to U.S. federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.
NSOs. A participant generally is not taxed upon the grant of an NSO, unless the NSO has a readily ascertainable FMV (usually meaning that the NSO is traded on a securities market). Upon exercise of an NSO, a participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the FMV of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. We are generally entitled to an income tax deduction in the amount of the ordinary income recognized by the participant in our tax year during which the participant recognizes ordinary income, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.
ISOs. The grant of an ISO under the Plan will not result in any federal income tax consequences to the participant or us. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax (“AMT”) rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the ISO was granted, or within one year after the ISO was exercised, the participant will generally recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods in disposing of the shares acquired upon exercise of an ISO (referred to as a “disqualifying disposition”), the participant must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the ISO exercise price or (ii) the difference between the FMV of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. For the year of the disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.
The “spread” under an ISO—i.e., the difference between the FMV of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax or AMT. If a participant’s AMT liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of AMT with respect to exercised ISOs, the participant must sell the shares within the calendar year in which the ISO are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.
SARs. Recipients of SARs generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and FMV of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the appropriate taxes are withheld with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Restricted Share Awards. A participant generally will recognize taxable ordinary income upon the receipt of a restricted share award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the FMV of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the FMV of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the FMV of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
RSUs. A participant is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the FMV of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the FMV of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional 20% excise tax, and additional tax could be imposed each following year.
Golden Parachute Payments. The terms of the agreement evidencing an award under the Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of Innovate. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to Innovate for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code.
Plan Awards
The following table sets forth with respect to each individual and group listed below the number of shares of common stock issued or issuable pursuant to awards granted under the Plan since the Plan’s effectiveness through September 30, 2018. If the amendment to the Plan is approved, we expect to make annual awards to our non-employee directors in accordance with our non-employee director compensation policy. In addition, in September 2018 we made a contingent grant to June S. Almenoff in connection with her appointment as our Chief Operating Officer and Chief Medical Officer, a contingent grant to each of Dr. Proujansky and Ms. Ramasastry and contingent grants to certain other employees and consultants. Each of these grants is contingent on approval of the amendment to the Plan. The awards that we have committed to make under our non-employee director compensation policy in connection with the Annual Meeting and the contingent awards that we made during September 2018 are reflected in the table below. The table does not include grants made under any of our other compensation plans, including the Private Innovate plan. In addition, we also expect to make additional awards to employees and consultants in the future that are not reflected in the table below. Amounts reported are the gross number of shares underlying grants.

Name and Position	Number of Shares Currently Underlying Awards under the Plan	Number of Shares Underlying Awards Expected to be Granted Following Plan Approval
David H. Clarke, former Chief Executive Officer and Chairman of the Board	—	—
David Olert, former Chief Financial Officer	1,683	—
Stephen R. Brownsell, former Executive Vice President	—	—
Jonathan Clark, former Interim President and Director	—	—
Sandeep Laumas, M.D., Executive Chairman	—	—
Christopher Prior, Ph.D., Chief Executive Officer	—	—
Jay P. Madan, President, Chief Business Officer, Interim Principal Financial Officer, Interim Principal Accounting Officer	—	—
All current executive officers, as a group	—	700,000 (1)
All current directors who are not executive officers, as a group	—	200,000 (2)
All associates of directors, executive officers or nominees	—	—
All other persons who received or are to receive 5% of plan awards	—	—
All non-employees who are not directors, as a group	—	311,843 (3)
All employees, including all current officers who are not executive officers, as a group	—	61,000 (3)

(1) In connection with her appointment to the position of Chief Operating Officer and Chief Medical Officer, we made a grant of options to purchase up to 700,000 shares of our common stock to Dr. Almenoff, which award is contingent upon receipt of stockholder approval for the amendment to the Plan.
(2) Represents grants of options to purchase up to 50,000 shares of our common stock to each of Dr. Proujansky and Ms. Ramasastry in accordance with our non-employee director compensation policy for initial awards, which are contingent upon receipt of stockholder approval for the amendment to the Plan. In addition, we expect to grant options to purchase up to 25,000 shares of our common stock to each non-employee director in accordance with our non-employee director compensation policy for annual awards beginning with the Annual Meeting. At their option, the directors may elect to receive the annual awards partially or wholly in restricted stock units in accordance with the terms of our non-employee director compensation policy.

(3) Represents awards to certain employees and consultants that are contingent upon receipt of stockholder approval for the amendment to the Plan.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the amendment to the Plan by our stockholders.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2017 about shares of common stock outstanding and available for issuance under the Plan.

	Number of Securities to be issued upon exercise of outstanding options and restricted stock	Weighted average exercise price of outstanding options	Number of Securities remaining available under equity compensation plans
Equity compensation plans approved by stockholders	1,683	$45.00	4,505
Equity compensation plans not approved by stockholders	—	—	—
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

INTRODUCTORY NOTE TO PROPOSALS 3 TO 9
RELATING TO RESTATED CERTIFICATE
Following completion of the Merger, our newly appointed board of directors reviewed our Certificate of Incorporation, including against newly public biotechnology companies, and determined that it was not adequate for our combined company, in that it did not include certain governance and other provisions that our board of directors believes are in the best interests of the Company and its stockholders and are customary for newly public companies in our industry. Specifically, we believe that the flexibility of our board of directors to negotiate with third parties seeking control of the Company should be preserved, so the board can deal with attempts to acquire the Company for an inadequate price and with other abusive practices that do not treat all stockholders equally. If approved, the proposed amendments will enable our board of directors to respond in an orderly manner to unsolicited bids, by providing sufficient time to carefully evaluate the fairness of an unsolicited offer and credibility of the bidder, and give the board the necessary flexibility to explore alternative strategies for maximizing stockholder value. Accordingly, our board of directors unanimously approved the Restated Certificate and unanimously recommends that our stockholders approve the Restated Certificate through the adoption of Proposals 3 through 9. We are not aware of any present or threatened third-party plans to gain control of the Company, and none of these proposals is being recommended by our board of directors in response to any such plan or threat.
The specific amendments necessary to make the changes described in Proposals 3 through 9 are reflected in the Restated Certificate attached to this proxy statement as Appendix A and incorporated by reference herein. Proposals 3 through 9 include summaries of our Restated Certificate, which are qualified by reference to the full text of the Restated Certificate.
Although they all relate to the Restated Certificate, as required by SEC rules and guidance issued by the SEC thereunder, each of Proposals 3 through 9 is separate. You can vote “For” or “Against” (or abstain from voting on) any of these proposals. Your vote on any one of these proposals will not affect your vote on any of the other proposals, except that approval of Proposal 6 (to approve the Restated Certificate to prohibit director removal without cause and to allow removal with cause by the vote of our stockholders of at least two-thirds of all then-outstanding shares of our common stock) is contingent on approval of Proposal 3 (to approve the Restated Certificate to provide for a classified board of directors). Accordingly, if Proposal 3 is not approved, we will not implement the amendment contemplated in Proposal 6, even if approved by our stockholders.

For the reasons discussed below in each proposal, our board of directors believes that approval of these proposals is in the best interests of the Company and of our stockholders and unanimously recommends a vote “FOR” each of the proposals related to the Restated Certificate.
We intend to file the Restated Certificate with the Secretary of State of the State of Delaware reflecting those proposals that are approved by our stockholders promptly after stockholder approval is obtained. Our board of directors may abandon the amendments reflected in the Restated Certificate, or any of them, before or after adoption and approval by our stockholders at any time prior to the effectiveness of the Restated Certificate.

PROPOSAL 3
TO APPROVE THE RESTATED CERTIFICATE TO PROVIDE FOR THE ELECTION OF A CLASSIFIED BOARD
Our board of directors has unanimously approved and recommends that our stockholders approve the Restated Certificate in the form attached to this proxy as Appendix A that provides for the establishment of a classified board structure. Our board of directors currently consists of seven members elected to one-year terms at each Annual Meeting of stockholders. The proposed amendment divides our board of directors into three classes, with each class having a three-year term expiring in a different year.
Classified Board of Directors
Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation or bylaws, directors are elected for a one-year term at the Annual Meeting of stockholders. If adopted, Proposal 3 would amend our Certificate of Incorporation to provide that our board of directors be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our board of directors would be elected each year. Initially, during the implementation of the classified board structure, seven directors would serve between one- to three-year terms. The two directors elected to Class I would serve for approximately one year, the two directors elected to Class II would serve for approximately two years, and the three directors elected to Class III would serve for approximately three years. After this transition, each of our directors would serve for three-year terms, with one class being elected each year. If this Proposal 3 is approved, the Restated Certificate authorizes our board of directors to assign directors then in office to classes upon the filing with the Secretary of State of the State of Delaware of the Restated Certificate providing for classification of the board of directors, and our board of directors will be responsible for assigning new directors to classes upon their appointment or election to the board. For additional information about the classes in which our nominees are expected to serve if Proposal 3 is approved, please see Proposal 1 regarding director elections, above.
Consistent with its authority to assign directors to classes of the board, under the Restated Certificate, vacancies on the board of directors may only be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any such newly appointed director will hold office until the next election of the class for which such director has been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. A similar provision providing that our board of directors may fill vacancies is already included in our Bylaws. If this Proposal 3 is approved, the provisions related to filling vacancies will be reflected in the Restated Certificate, which will also specifically provide that our stockholders may not fill any vacancies.
Advantages of a Classified Board of Directors with Vacancies Filled by the Board
Our board of directors believes that a classified board of directors with three-year terms and the election of approximately one-third of the directors each year with all vacancies filled by our board of directors will help to assure the continuity and stability of our long-term policies in the future and to reduce the Company’s vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company’s stockholders. Our board of directors believes that, by encouraging potential acquirers to negotiate directly with our board of directors, thereby giving the board added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for the Company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our board in a position to act to maximize value for all stockholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of the Company and its other stockholders. Further, it would enable the Company to benefit more effectively from directors’ (particularly non-management directors’) experience, knowledge of the Company and wisdom, while helping the Company to attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Disadvantages of a Classified Board of Directors with Vacancies Filled by the Board
While a classified board of directors with all vacancies filled by our board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock or that a majority of our stockholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our board of directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our board of directors and our Company. Currently, a change in control of our board of directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If we establish a classified board of directors, it will take at least two annual meetings for a potential acquirer to effect a change in control of our board of directors, even if the potential acquirer were to acquire a majority of our outstanding common stock.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
TO APPROVE THE RESTATED CERTIFICATE TO REQUIRE THAT SPECIAL MEETINGS OF STOCKHOLDERS BE CALLED (I) BY THE BOARD OF DIRECTORS PURSUANT TO A RESOLUTION APPROVED BY A MAJORITY OF THE DIRECTORS THEN IN OFFICE, (II) BY THE CHAIRPERSON OF THE BOARD, (III) BY THE CHIEF EXECUTIVE OFFICER OR (IV) BY THE PRESIDENT
Our board of directors unanimously approved and recommends that our stockholders approve the Restated Certificate to require that special meetings of our stockholders be called only by (i) our board of directors pursuant to a resolution approved by a majority of our directors then in office, (ii) the chairperson of our board of directors, (iii) our chief executive officer or (iv) our president.
Delaware law does not grant stockholders of a corporation the absolute right to call a special meeting. Rather, it provides that special meetings of stockholders may be called by the board of directors or by such persons as are authorized by a corporation’s certificate of incorporation or bylaws. We believe that the Delaware legislature adopted this approach to permit a corporation to alleviate the significant financial and administrative burdens that unrestricted special meetings could impose on corporations (particularly, public corporations such as Innovate). Our Certificate of Incorporation is silent on the matter, but our Bylaws provide that only our board of directors (acting based on a majority vote of the entire board of directors), the chairperson of our board of directors or our president may call a special meeting. This Bylaw provision prevents special meetings from being called by stockholders, which may include persons seeking control of the Company or special interest groups in pursuit of their own agendas, but may currently be amended by our stockholders without board of directors’ approval. There are a variety of reasons why a potential acquirer would seek to compel us to hold a special meeting of stockholders. These could include the replacement of one or more members of our board of directors, amending our Certificate of Incorporation or Bylaws to dismantle the Company’s defenses against abusive takeover practices and make it easier for a hostile bidder to gain control of the Company and/or forcing the stockholders to consider an offer that our board deems inadequate or on the basis of information that our board deems incomplete or inaccurate. These could lead to a stockholder acquiring control of the Company without paying a control premium. Furthermore, special meetings where special interest groups can advance their own interests, can be divisive, costly and disruptive and can divert management’s attention and resources from pursuing and implementing those strategic goals and objectives upon which our growth and stockholder value creation depend.
Advantages of Requiring Special Meetings of Stockholders Only Be Called by Certain Specified Persons
Our board of directors believes that amending the provisions of our Certificate of Incorporation to add a similar provision regarding the ability to call a special meeting of our stockholders consistent with our Bylaws is a prudent corporate governance measure in that it would perpetuate the benefits of the Bylaw provision described above, by foreclosing a stockholder-initiated amendment of such Bylaw provision that would permit stockholders to call special meetings without board approval. If such an amendment were to be implemented, and depending on the terms of such amendment, stockholders (perhaps even an inappropriately small number of them) could prematurely force stockholder consideration of a proposal over the opposition of our board of directors at a special meeting before stockholders have the full benefit of the knowledge, advice and participation of our management and board of directors. In the event of a proposed acquisition of the Company, our board of directors believes that the interests of our stockholders will best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. We believe that when our board of directors is granted the opportunity to thoroughly analyze a proposal, our stockholders can benefit from our board of directors’ insight regarding what is in the best interests of all of our stockholders.
Disadvantages of Requiring Special Meetings of Stockholders Only Be Called by Certain Specified Persons
Including a provision regarding the ability to a call a special meeting of stockholders in our Certificate of Incorporation and not providing stockholders with the power to call a special meeting may deter certain acquisitions of our stock and may delay, deter or impede stockholder action not approved by our board of directors. Such actions may include stockholder attempts to obtain control of our board of directors, unsolicited tender offers or other efforts to acquire control of the Company. While a similar provision is already contained within our Bylaws, the effect of this proposal may be to impede or delay, at least until the next regularly scheduled Annual Meeting (and, if Proposal 3, adoption of a classified board of directors, is approved, beyond such meeting), the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by our board of directors even though sought by a majority of our stockholders. Without the ability to act by written consent (if Proposal 4 is also approved) or to call a special meeting of our stockholders, a holder or group of holders controlling a majority interest of the common stock would not be able to amend our Certificate of Incorporation or Bylaws except as voted upon at an annual stockholders’ meeting where such action is duly proposed or at a special meeting of the stockholders, held to take any such action and duly called for by our board of directors. Our board of directors believes, however, that the benefits of discouraging hostile and potentially abusive takeover tactics and special interest groups seeking to further their own agendas from conducting potentially expensive and disruptive consent solicitations and special meetings of our stockholders outweigh these disadvantages.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5
TO APPROVE THE RESTATED CERTIFICATE TO PERMIT STOCKHOLDER ACTION ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND TO PROHIBIT STOCKHOLDER ACTION BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION
Our board of directors has unanimously approved and recommends that our stockholders approve the Restated Certificate to permit stockholder action to be taken only at a duly called annual or special meeting and to eliminate action by written consent or electronic transmission of stockholders.
Delaware law provides that, unless otherwise provided in our Certificate of Incorporation, any action that may be taken or is required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken, are signed by the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.
Our Certificate of Incorporation currently does not contain any provision restricting or regulating stockholder action by written consent. Our Bylaws provide that no action may be taken by the stockholders except at an annual or special meeting of stockholders and that stockholders may not act by written consent in lieu of a meeting. As noted above, however, this provision may be ineffective under Delaware law because it is not set forth in our Certificate of Incorporation. Accordingly, this Proposal 5, if approved, would amend our Certificate of Incorporation to include a similar provision eliminating the ability of our stockholders to act by written consent or electronic transmission without a meeting, and requiring all stockholder action to be taken at an annual or special meeting of stockholders.
Advantages of Prohibiting Stockholder Action by Written Consent or Electronic Transmission
Our board of directors believes that approval of this Proposal 5 is in the best interests of the Company, in that it would prevent a person or group holding a majority of our stock from seeking stockholder action by written consent without a meeting, for any reason, however frequently and at any time, and without an opportunity for our board of directors to evaluate, and make a recommendation to our stockholders with respect to, such action.  Action by written consent may be used to accomplish, among other acts, the wholesale amendment of bylaws and, absent specific impediments in the certificate of incorporation, removal of directors without cause and filling of board vacancies, all without waiting for an annual or special meeting of stockholders. As a result, except in limited instances such as where the certificate of incorporation prevents the removal of directors without cause, the right to act by written consent may be used to replace up to the entire board of directors. The ability to gain control of the board of directors can, in turn, undermine a corporation’s takeover defenses and thereby potentially prevent the board from using them to explore alternative ways of realizing value for the stockholders. These vulnerabilities, even if not actually exploited, can give hostile bidders and special interest groups leverage when they are negotiating with incumbent boards. In the takeover context, stockholder action without a meeting could enable large holders to act on takeover bids without consulting the minority stockholders.
In addition, allowing stockholder action for any reason and at any time could be disruptive to the conduct of our business and impose significant administrative and financial burdens on the Company. By permitting action to be taken only at a duly called annual or special meeting of stockholders and eliminating action by written consent or electronic transmission of stockholders, the proposed amendment would help prevent our board from being blindsided and give all of our stockholders entitled to vote on a particular matter advance notice of and the opportunity to participate in the determination of any proposed action and the ability to take judicial or other action to protect their interests. In addition, it would help allow stockholders to have the benefit of the knowledge, advice and participation of our management and board of directors.

Disadvantages of Prohibiting Stockholder Action by Written Consent or Electronic Transmission
This Proposal 5, especially in conjunction with the classified board proposal (Proposal 3), might make it more difficult to effect or might discourage a merger, tender offer, proxy contest or change in control and the removal of our directors, which our stockholders might otherwise deem favorable or that could be in the best interests of our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 5.

PROPOSAL 6
TO APPROVE THE RESTATED CERTIFICATE TO PROHIBIT DIRECTOR REMOVAL WITHOUT CAUSE AND TO ALLOW REMOVAL WITH CAUSE ONLY BY THE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE THEN-OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY
Our board of directors has unanimously approved and recommends that our stockholders approve the Restated Certificate to prohibit director removal without cause and allow removal with cause only by the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.
Delaware law provides that, when a board of directors is classified, stockholders may only remove directors for cause unless our Certificate of Incorporation provides otherwise. In Proposal 3, we seek to establish a classified board of directors. Accordingly, by preventing directors from being removed other than for cause, this proposal partially seeks to align our Restated Certificate with Delaware law. In addition, the Restated Certificate provides that our stockholders can only remove directors with cause by the vote of at least two-thirds of the then-outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.
Because approval of this proposal is contingent on approval of Proposal 3, if Proposal 3 is not approved, we will not implement the amendment contemplated in this proposal, even if approved by the stockholders.
Advantages of Director Removal for Cause
Our board of directors believes that a classified board of directors where stockholders cannot remove directors other than for cause by the vote of at least two-thirds of the then-outstanding shares of common stock will help to assure continuity and enhance our directors’ leadership role in supporting our long-term planning and objectives without fear of retaliation, in that it will require that directors be removed only if they engage in wrongdoing and a significant majority of stockholders vote in favor of such removal. In addition, our board of directors believes that this proposal will assist it in protecting the interests of our stockholders in the event of an unsolicited offer for the Company because it will be difficult for a hostile bidder to remove directors. Additionally, requiring a two-thirds vote by stockholders protects against self-interested action by large stockholders by requiring broad stockholder support for director changes.
Disadvantages of Director Removal for Cause
While the proposed removal provisions may have the beneficial effects discussed immediately above, they may also discourage some takeover bids, including some that a majority of our stockholders believe might be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors. In addition, the two-thirds stockholder voting requirements could limit a board’s accountability to stockholders or stockholder participation in our corporate governance. Requiring a two-thirds vote for director removal by stockholders for cause could also lead to the entrenchment of management because it will be more difficult to remove directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 6.

PROPOSAL 7
TO APPROVE THE RESTATED CERTIFICATE TO GRANT TO THE BOARD THE EXCLUSIVE AUTHORITY TO INCREASE OR DECREASE THE SIZE OF THE BOARD
Our board of directors has unanimously approved and recommends that our stockholders approve the Restated Certificate to provide that our board of directors will have the exclusive authority to increase or decrease the size of the board, provided that no decrease in the size of the board of directors will shorten the term of any incumbent director. Our Bylaws currently provide that the number of directors constituting the Board may be increased or decreased from time to time by resolution by the Board, but neither our Bylaws nor current Certificate of Incorporation grants our board the exclusive authority to do so.
Advantages of Granting the Board the Exclusive Authority to Increase or Decrease the Size of the Board of Directors
Our board of directors believes that the proposed amendment will give our board of directors the flexibility to set the size of the board based on what is most appropriate for the Company at the time. In addition, our board of directors believes that this proposal is necessary to ensure effectiveness of Proposal 3, in that, if stockholders have the ability to expand the size of our board and fill the newly created directorships, they may be able to gain a majority of our board in a single election, negating the benefits of having a classified board as described under Proposal 3.

Disadvantages of Granting the Board the Exclusive Authority to Increase or Decrease the Size of the Board of Directors
While the proposed removal provision may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that a majority of our stockholders believe may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors. Additionally, because our Bylaws currently can be amended unilaterally by our stockholders, the inclusion of this provision in the Restated Certificate (as opposed to our Bylaws) means that the stockholders will not be able to unilaterally amend the provision, and any further amendments would require the approval of our board of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 7.

PROPOSAL 8
TO APPROVE THE RESTATED CERTIFICATE TO REQUIRE A SUPERMAJORITY VOTE TO AMEND CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE AND TO AMEND OUR BYLAWS
Our board of directors has unanimously approved and recommends that our stockholders approve the Restated Certificate to require a supermajority vote to amend certain provisions of the Restated Certificate of Incorporation and to amend our Bylaws. Currently, the provisions of our Certificate of Incorporation and Bylaws can be amended by the affirmative vote of a majority of the outstanding shares of our common stock. The proposed provisions will require the affirmative vote of at least two-thirds of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to (i) adopt, amend, alter or repeal our Bylaws, or adopt any provision inconsistent therewith, or (ii) alter, amend or repeal (including by merger, consolidation or otherwise), or adopt any provisions inconsistent with, the following provisions of the Restated Certificate:

•
The second paragraph of Article FIFTH, which, as currently included in our existing Certificate of Incorporation and will be included in the Restated Certificate, gives our board of directors the authority to issue preferred stock without obtaining the approval of our stockholders.

•
Article SEVENTH, which grants to our board of directors the power to adopt, amend, alter or repeal our Bylaws, and which, if amended pursuant to this Proposal 8, would require an affirmative vote of the holders of at least two-thirds of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting as a single class, for the stockholders to adopt, amend, alter or repeal our Bylaws, or adopt any provision inconsistent therewith;

•
Article NINTH, which, if approved pursuant to Proposals 3, 6 and 7, would classify our board of directors, provide that our directors may only be removed for cause and upon the vote of at least two-thirds of the then-outstanding shares of our capital stock entitled to vote generally in an election of directors, voting together as a single class, and grant our board of directors the exclusive authority to increase or decrease the size of our board of directors and fill vacancies arising on our board;

•
Article TENTH, which, if approved pursuant to Proposal 5, would provide that no action may be taken by our stockholders except at an annual or special meeting of stockholders, and eliminate the ability of stockholders to act by written consent or electronic transmission. (Our Bylaws already contain a similar provision, but it may be ineffective under Delaware law.);

•
Article ELEVENTH, which, if approved pursuant to Proposal 4, would require that special meetings of our stockholders be called (i) by our board of directors pursuant to a resolution approved by a majority of the directors then in office, (ii) by the Chairperson of our board of directors, (iii) by our chief executive officer or (iv) by our president. (Our Bylaws already contain a similar provision.); and

•
Article TWELFTH, which, if approved pursuant to this Proposal 8, would set forth each of the supermajority vote requirements described above. (Delaware law already provides that if a provision of a corporation’s certificate of incorporation requires stockholder action to be approved by a vote greater than as required by Delaware law, such provision may not itself be amended or repealed except by such greater vote.)

Advantages of Supermajority Vote Requirement for Amending Certain Provisions of the Restated Certificate and for Amending the Bylaws
Our board of directors considers a requirement of a two-thirds majority vote to amend the specified provisions of the Restated Certificate or to amend our Bylaws to be preferable to a simple majority vote requirement since it ensures that there is broad stockholder support and a clear stockholder mandate to revise or remove these important provisions and deprive stockholders of the benefits described elsewhere in this proxy statement under each of those proposals.

Disadvantages of Supermajority Vote Requirement for Amending Certain Provisions of the Restated Certificate and for Amending the Bylaws
While the proposed supermajority vote provision may have the beneficial effects discussed immediately above, in making it more difficult to amend or remove the provisions it is intended to protect, it may also perpetuate some or all of the disadvantages described elsewhere in this proxy statement under each of those proposals.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 8.

PROPOSAL 9
TO APPROVE THE RESTATED CERTIFICATE TO CONFORM CERTAIN PROVISIONS TO DELAWARE LAW AND TO MAKE VARIOUS OTHER CLARIFYING AND TECHNICAL CHANGES
The remaining proposed amendments set forth in the Restated Certificate are to conform certain provisions to Delaware law or make various other clarifying and technical changes.
These proposed amendments include, among other technical changes as reflected in the Restated Certificate:

•
Clarifying that the Company reserves the right to amend, alter, change or repeal any provision contained in the Restated Certificate, in the manner now or hereafter prescribed by statute and the Restated Certificate, and all rights conferred upon stockholders in the Restated Certificate are granted subject to this reservation;

•	Clarifying certain rights of holders shares of preferred stock of the Company, if any such shares are issued in the future;

•	Providing that the election of directors need not be by written ballot, except as required by our Bylaws; and

•	Clarifying our board of directors’ authority to issue shares of preferred stock.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 9.

PROPOSAL 10
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that we submit our audit committee’s selection of MHM as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. MHM audited the financial statements of Private Innovate before the Merger, performed quarterly review services for the Company for the first and second quarters of fiscal 2018 and is performing quarterly review services for the Company for the third quarter of fiscal 2018. Representatives of MHM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives from CohnReznick LLP (“CohnReznick”), the Company’s former independent registered public accounting firm, are not expected to be present at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of MHM as the Company’s independent registered public accounting firm. However, we are submitting the selection of MHM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider the retention of MHM. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Innovate and its stockholders.
Change in Independent Auditor
On February 23, 2018, the audit committee of our board of directors approved (i) the retention of MHM to audit the financial statements of Private Innovate as of and for the fiscal year ended December 31, 2017 and with respect to the quarterly review procedures for the Company’s quarterly financial statements for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 and (ii) the dismissal of CohnReznick, which was then serving as the Company’s independent registered public accounting firm, upon completion of its audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2017 and the issuance of its report thereon.
The report of CohnReznick on the Company’s consolidated financial statements for the years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, but included an explanatory paragraph that noted there was substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period through the date of dismissal, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). As disclosed in the Company’s periodic filings, the Company’s management determined that the Company had a material weakness in its internal control over financial reporting as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016 relating to the design and operation of its closing and financial reporting processes due to lack of appropriate resources with the appropriate level of experience and technical expertise to oversee the Company’s closing and financial reporting processes. CohnReznick was not required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting and was not engaged to perform an audit of the Company’s internal control over financial reporting.
During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period through the date of appointment, neither the Company nor anyone on its behalf consulted with MHM regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017, and December 31, 2016, by CohnReznick, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and December 31, 2016.

	Fiscal Year Ended
	2017	2016
	(in thousands)
Audit Fees (1)	$191	$389
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$191	$389

(1)
Audit fees consist of fees billed for the professional services rendered to the Company for the audit of the Company’s annual consolidated financial statements for the fiscal years 2017 and 2016, reviews of quarterly consolidated financial statements on Form 10-Q and the Company’s Form S-1 filings

All fees described above were approved by our audit committee.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, MHM. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
Our audit committee has determined that the rendering of services other than audit services by MHM is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 10.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD1
The principal purpose of the audit committee is to assist the board of directors in its oversight of Innovate’s accounting and financial reporting processes and audits of Innovate’s consolidated financial statements. Innovate’s audit committee is responsible for appointing, evaluating, retaining and, when necessary, terminating Innovate’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm.
Management is responsible for Innovate’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Innovate’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that Innovate’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.
In this context, the audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017, with management and CohnReznick LLP. The audit committee has discussed with CohnReznick LLP the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from CohnReznick required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, the audit committee has recommended to the board of directors that the audited financial statements be included in Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Submitted by the Audit Committee

Anthony E. Maida III, Chairman, Ph.D., M.A., M.B.A.
Lorin Johnson, Ph.D.

1The information contained in the following report of Innovate’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Innovate under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Innovate specifically incorporates it by reference.

EXECUTIVE OFFICERS OF THE COMPANY
Introductory Note Regarding Presentation of Information
On January 29, 2018, Monster Digital, Inc. (such entity and business prior to consummation of the Merger, “Monster Digital” or “Monster”) completed the Merger with Private Innovate. At the effective time of the Merger, the management of Monster was replaced with the management of Private Innovate. Accordingly, we have included compensation information both with respect to Monster’s “named executive officers” for 2017 and with respect to the executive officers of Private Innovate that would have been “named executive officers” of Private Innovate for 2017 (such executive officers are referred to as Private Innovate’s named executive officers). We have also provided compensation disclosure with respect to all directors of Monster that served during 2017 and for those directors of Private Innovate that were appointed to our board of directors in connection with the closing of the Merger.
Executive Compensation – Monster
The following table provides information regarding the compensation of our named executive officers, each of whom was an executive officer of Monster.
Summary Compensation Table - Monster

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
David H. Clarke Chief Executive Officer and Chairman of the Board	2017	—	—	—	—		—
	2016	—	—	—	—		—

David Olert Chief Financial Officer	2017	195,000	—	—	14,129	(1)	209,129
	2016	198,596	46,250	—	13,574	(1)	258,420

Stephen R. Brownsell (2) Executive Vice President	2017	153,769	—	—	20,484	(3)	174,253
	2016	40,808	—	—	2,400	(3)	43,208

Jonathan Clark (4) Interim President and Director	2017	93,949	—	—	30,164	(5)	124,113
	2016	55,000	—	—	3,000	(5)	58,000

(1)	Represents medical and dental insurance premiums.

(2)	Mr. Brownsell joined Monster in October 2016.

(3)	Represents medical and dental insurance premiums of $10,884 and automobile expense allowance of $9,600 in 2017. Represents automobile expense allowance in 2016.

(4)	Mr. Clark became the Interim President of Monster in October 2016.

(5)	Represents medical and dental insurance premiums of $19,814, automobile expense allowance of $9,000 and cell phone allowance of $1,350 in 2017. Represents automobile expense allowance in 2016.

Monster 2017 Outstanding Equity Awards at Year-End
The table below summarizes the aggregate stock and option awards held by Monster’s named executive officers as of December 31, 2017.

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested
David Olert	1,683	—	$45.00	7/7/2026	—	—
Monster Employment and Severance Agreements
Monster entered into an Executive Employment Agreement with Mr. Olert, its Chief Financial Officer, in June 2016, pursuant to which Mr. Olert was paid a base salary of $195,000. On July 7, 2016, Mr. Olert was granted 2,500 shares of restricted stock under the Monster 2012 Omnibus Incentive Plan as well as 1,683 stock options at a per share price of $45.00. Mr. Olert received an additional 4,500 shares during 2017.
Mr. Olert’s Agreement provided that he was eligible to earn a bonus, which was to be determined exclusively by Monster’s board of directors in its sole discretion.
 Mr. Olert’s agreement further provided that one-third (1/3) of the restricted stock and stock options granted thereunder would vest on each anniversary of the date thereof. Any unvested shares of restricted stock and stock options in the amount proportional to the time held would vest upon any termination of Mr. Olert’s employment other than termination of the agreement by Monster for “cause” or due to the voluntary resignation by the executive in the absence of “good reason.” Mr. Olert was eligible to receive additional stock options and/or restricted stock from time to time at the sole discretion of Monster’s compensation committee and Monster’s board of directors.
Mr. Olert was entitled to apply to participate in such executive benefit plans and programs as Monster had from time to time offered or provided to its executives at similar levels, including, but not limited to, any life insurance, health and accident, medical and dental, disability and retirement plans and programs.
In the event of the termination of the agreement by Monster without “cause” or due to the voluntary resignation by Mr. Olert for “good reason,” Mr. Olert was entitled to a severance payment equal to 1/3 of his then base salary, payable in accordance with Monster’s customary payroll practices.
Following the completion of the Merger, we entered into a consulting agreement with Mr. Olert to provide professional and consulting services to us related to the preparation of Monster’s financial statements, filings with the SEC and other related matters.  The term of Mr. Olert’s consulting agreement ran through the filing date of our Annual Report on Form 10-K (the “Initial Term”) and is automatically renewed for successive three-month terms. Mr. Olert was compensated on an hourly basis under the agreement and is eligible for a $10,000 completion bonus for satisfactory service through the Initial Term.
Director Compensation – Monster
Monster issued Mr. Clarke 17,500 and 10,000 shares of its common stock in January 2017 and November 2017, respectively.
Monster’s board of directors had a compensation program for its non-employee, independent directors. Each such Monster director received an initial share or stock option grants of up to 1,500 shares.
Executive Compensation – Private Innovate
The following table provides information regarding Private Innovate’s named executive officers for the years ended December 31, 2017 and 2016.

Summary Compensation Table - Private Innovate

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Option Awards(2) ($)	Total ($)
Sandeep Laumas, M.D. Executive Chairman	2017	137,000		197,500	282,172	616,672
	2016	18,000	(3)	2,100	—	20,100

Christopher Prior, Ph.D. Chief Executive Officer	2017	172,000		100,000	248,563	520,563
	2016	18,000		2,100	1,250,392	1,270,492

Jay P. Madan President	2017	170,000		190,000	269,245	629,245
	2016	30,000	(4)	4,500	—	34,500

(1)
As described below under the heading “Employment Agreements,” pursuant to the terms of each executive officer’s employment agreement with Private Innovate, bonus payments would be made if Private Innovate reached a specified financial milestone prior to March 15, 2018. During the year ended December 31, 2017, Milestone 1, as defined in the Private Innovate employment agreements, was achieved and paid and such amounts are included in bonus compensation in the table herein. Additionally, these amounts reflect certain cash bonuses approved by the Private Innovate Board in January 2018 for 2017 performance that were not reflected in the Company’s Annual Report on Form 10-K due to administrative error. Such bonuses have been ratified by the Company’s Compensation Committee.

(2)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The assumptions that Private Innovate used to calculate these amounts are discussed in the notes to the December 31, 2017 and 2016 audited financial statements of Private Innovate included in the Current Report on Form 8-K of Innovate Biopharmaceuticals, Inc. dated February 2, 2018, as amended. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
As described below under the heading “Employment Agreements,” under the terms of Dr. Laumas’s Private Innovate employment agreement, a portion of the amount of the 2016 base salary set forth in the agreement was deferred and would be paid if Private Innovate reached a specified financial milestone prior to March 15, 2017. The milestone was not reached by that date, and the amount in the table reflects the amounts paid in 2016.

(4)
As described below under the heading “Employment Agreements,” under the terms of Mr. Madan’s Private Innovate employment agreement, a portion of the amount of the 2016 base salary set forth in the agreement was deferred and would be paid if Private Innovate reached a specified financial milestone prior to March 15, 2017. The milestone was not reached by that date, and the amount in the table reflects the amounts paid in 2016.

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for Private Innovate’s named executive officers consisted of base salary, bonus and equity-based compensation awards. Private Innovate’s named executive officers were also able to participate in employee benefit plans and programs that Private Innovate offered to its other full-time employees on the same basis.
Base Salary
The base salary payable to Private Innovate’s named executive officers was intended to provide a fixed component of compensation that reflected the executive’s skill set, experience, role and responsibilities.

Bonus
Although Private Innovate did not have a written bonus plan, the board of directors of Private Innovate had the authority, in its discretion, to award bonuses to its executive officers on a case-by-case basis. These awards were structured to reward the executive officers for the successful performance of Private Innovate as a whole and on an individual basis. In addition, as described under the heading “Employment Agreements,” each of the executive officers was eligible under the terms of his respective employment agreement to receive a fixed bonus amount based on Private Innovate’s achievement of certain financial milestones. The bonus amounts awarded for 2016 performance were on an entirely discretionary basis. The bonus amounts awarded for 2017 included certain discretionary amounts in addition to amounts determined pursuant to such employment agreements, including amounts approved by the Private Innovate Board in January 2018 and subsequently ratified by the Company’s Compensation Committee.
Equity Awards
Although Private Innovate did not have a formal policy with respect to the grant of equity incentive awards to its executive officers or any formal equity ownership guidelines applicable to them, Private Innovate believed that equity grants provided its executives with a strong link to Private Innovate’s long-term performance, created an ownership culture and helped to align the interests of Private Innovate’s executives and its stockholders. In addition, Private Innovate believed that equity grants with a time-based vesting feature promoted executive retention by incentivizing executive officers to remain in Private Innovate’s employment during the vesting period.
Health, Welfare and Additional Benefits
Each of Private Innovate’s named executive officers was eligible to participate in Private Innovate’s employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as its other full-time employees, subject to the terms and eligibility requirements of those plans.
Private Innovate 2017 Outstanding Equity Awards at Year-End
The following table presents the outstanding equity awards of Private Innovate held as of December 31, 2017 by Private Innovate’s named executive officers and reflect the conversion and reverse stock split that occurred in connection with the Merger.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration date
Sandeep Laumas, M.D.	41,455	71,604	$2.08	3/20/2027
	13,870	85,999	$2.34	8/29/2027

Christopher Prior, Ph.D.	1,356,717		$0.30	11/1/2025
	522,901	155,457	$0.30	11/1/2025
	41,455	71,604	$2.08	3/20/2027
	10,468	64,905	$2.34	8/29/2027

Jay P. Madan	41,455	71,604	$2.08	3/20/2027
	12,562	77,885	$2.34	8/29/2027

Private Innovate Employment Agreements
Private Innovate had entered into employment agreements with each of Private Innovate’s named executive officers as described below. Each of the agreements described below relates to the information appearing in the tables in this “Executive Compensation” section.
Sandeep Laumas, M.D.
 Private Innovate entered into an executive employment agreement with Dr. Laumas in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.
The agreement provided for an initial base salary of $75,000, which was increased to $111,000 effective July 1, 2016. The agreement provided that the base salary was to be deferred until the time of the Minimum Financial Milestone Event; however, if such Minimum Financial Milestone Event did not occur on or before March 15, 2017, Dr. Laumas agreed to forfeit such base salary for the period of January 1, 2016, through December 31, 2016. The Minimum Financial Milestone Event occurred after March 15, 2017.
Commencing January 1, 2017, $75,000 of Dr. Laumas’s annual base salary was subjected to deferral, with such deferral and salary accrual continuing until the Minimum Financial Milestone Event occurred, so long as the Minimum Financial Milestone Event occurred on or prior to March 15, 2018. If the Minimum Financial Milestone Event did not occur on or before March 15, 2018, Dr. Laumas agreed to forfeit such 2017 deferred salary for the period of January 1, 2017, through December 31, 2017. As the Minimum Milestone Event was achieved in April 2017, all deferred 2017 annual base salary was paid.
After the occurrence of the Minimum Milestone Event, Dr. Laumas’s annual base salary increased to $150,000 and was not subject to deferral. Upon the occurrence of the Second and Third Financial Milestone Event, Dr. Laumas’s annual base salary was to increase to $160,000 and $175,000, respectively. Effective with the consummation of the Equity Issuance in January 2018, the Second and Third Milestone Events were achieved. Upon the occurrence of the Fourth Financial Milestone Event, Dr. Laumas’s annual base salary was to increase to $300,000.
The agreement also provided that Dr. Laumas would be eligible to receive a one-time lump sum cash bonus in the amount of $25,000 upon the occurrence of the Minimum Milestone Event, a one-time lump sum cash bonus in the amount of $110,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Minimum Fourth Milestone Event. The Minimum Milestone Event was achieved in April 2017 and paid and the Second and Third Milestone Events were achieved effective with the consummation of the Equity Issuance in January 2018. The bonus amounts associated with the Second and Third Milestone Events were included in Private Innovate’s accrued liabilities as of December 31, 2017.
For the months of July, August and September 2016, Dr. Laumas was eligible for a discretionary monthly bonus in the amount of $700 per month. If a Minimum Financial Milestone Event had not occurred by March 15, 2017, Dr. Laumas was eligible for a discretionary bonus of $75,000, awarded in Private Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017. This discretionary bonus was awarded and paid during 2017. Dr. Laumas also received a discretionary bonus of $32,500 during 2017 as compensation for his board of director services.
During 2017, Dr. Laumas was also eligible to receive periodic stock or option awards in the discretion of Private Innovate.
Christopher P. Prior, Ph.D.
Private Innovate entered into an executive employment agreement with Dr. Prior in November 2015, which was subsequently amended in February 2016, twice in March 2017, and in August 2017.
Upon the occurrence of the Minimum Financial Milestone Event, Dr. Prior was entitled to an annual base salary of $240,000. Upon the occurrence of the Second and Third Financial Milestone Events, Dr. Prior’s annual base salary increased to $260,000 and $300,000, respectively. Effective with the consummation of the Equity Issuance in January 2018, the Second and Third Milestone Events were achieved. Upon the occurrence of the Fourth Financial Milestone Event, defined as the sale by Private Innovate of its equity securities in a bona fide equity financing or the sale of assets or entry into out-licensing and/or partnering agreements in which Private Innovate receives gross proceeds of not less than $45,000,000 (including proceeds from the Minimum Financial Milestone Event, the Second Milestone Financial Event and the Third Milestone Financial Event), Dr. Prior’s annual base salary was to increase to $425,000.
The agreement also provided that Dr. Prior will be eligible to receive a one-time lump sum cash bonus in the amount of $60,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Fourth Milestone Event. The Minimum Milestone Event was achieved in April 2017 and paid, and the Second and Third Milestone Events were achieved Effective with the consummation of the Equity Issuance in January 2018. The bonus amounts associated with the Second and Third Milestone Events were included in Private Innovate’s other accrued liabilities as of December 31, 2017.
The agreement provided that following the completion of the Minimum Financial Milestone Event, Dr. Prior became eligible for an annual grant of restricted stock for each year of service subject to the completion of certain milestones and the approval of the Innovate Board. Such grants would vest with respect to 25% of the restricted stock on the one year anniversary of the date of grant and thereafter with respect to 75% of the stock over the following three years. Upon a change of control, 100% of the unvested shares of restricted stock would vest.
During 2017, Dr. Prior was also eligible to receive periodic stock or option awards in the discretion of Private Innovate.
Jay P. Madan, M.S.
Private Innovate entered into an executive employment agreement with Mr. Madan in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.
 The agreement provided for an initial base salary of $90,000, which was increased to $150,000 effective July 1, 2016. The agreement provided that the 2016 base salary was to be deferred until the time of the Minimum Financial Milestone Event; however, if such Minimum Financial Milestone Event did not occur on or before March 15, 2017, Mr. Madan agreed to forfeit such base salary for the period of January 1, 2016, through December 31, 2016. The Minimum Financial Milestone Event occurred after March 15, 2017.
Commencing January 1, 2017, $90,000 of Mr. Madan’s annual base salary was subjected to deferral, with such deferral and salary accrual continuing until the Minimum Financial Milestone Event occurred. So long as the Minimum Financial Milestone Event did not occur on or before March 15, 2018, Mr. Madan agreed to forfeit such 2017 deferred salary for the period of January 1, 2017 through December 31, 2017. As the First Milestone Event was achieved in April 2017, all deferred 2017 annual base salary was paid.
After the occurrence of the First Milestone Event, Mr. Madan’s annual base salary increased to $180,000 and was not subject to deferral. Upon the occurrence of the Second and Third Financial Milestone Events, Mr. Madan’s annual base salary increases to $210,000 and $250,000, respectively. Effective with the consummation of the Equity Issuance in January 2018, the Second and Third Milestone Events were achieved. Upon the occurrence of the Fourth Financial Milestone Event, Mr. Madan’s annual base salary was to increase to $350,000.
The agreement also provided that Mr. Madan was eligible to receive a one-time lump sum cash bonus in the amount of $30,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $115,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the amount of $150,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Minimum Fourth Milestone Event. The Minimum Milestone Event was achieved in April 2017 and paid and the Second and Third Milestone Events were achieved effective with the consummation of the Equity Issuance in January 2018. The bonus amounts associated with the Second and Third Milestone Events were included in other accrued liabilities as of December 31, 2017.
For the months of July, August and September 2016, Mr. Madan was eligible for a discretionary monthly bonus in the amount of $1,500 per month. If a Minimum Financial Milestone Event had not occurred by March 15, 2017, Mr. Madan was eligible for a discretionary bonus of $90,000, awarded in Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017. This discretionary bonus was awarded and paid during

2017. Mr. Madan also received a discretionary bonus of $20,000 during 2017 as compensation for his board of director services.
 During 2017, Mr. Madan was also eligible to receive periodic stock or option awards in the discretion of Private Innovate.
Amended and Restated Executive Employment Agreements with Drs. Laumas and Prior and Mr. Madan
On March 11, 2018, we entered into amended and restated executive employment agreements with each of Drs. Laumas and Prior and Mr. Madan (the “Executive Agreements”). Under the Executive Agreements, Drs. Laumas and Prior and Mr. Madan are entitled to receive annual base salaries of $275,000, $300,000 and $285,000, respectively, subject to periodic adjustment as we may determine. Each of Drs. Laumas and Prior and Mr. Madan is generally eligible to participate in employee benefit and bonus programs established by the Company from time to time that may be applicable to our executives.
If we terminate any of the Executive Agreements other than “for cause,” or if any of Drs. Laumas and Prior or Mr. Madan terminates his respective agreement for “Good Reason,” the Executive Agreements provide that such executive will receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that such executive executes and does not revoke a release and settlement agreement in a form satisfactory to us.
Director Compensation – Private Innovate
Private Innovate did not have any directors in the years ended December 31, 2017 and 2016 who were not employed by Private Innovate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and the related notes present information on the beneficial ownership of shares of our capital stock as of September 30, 2018, (except where otherwise indicated) by:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock on an as converted basis.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of September 30, 2018, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
BrynMawr Technology Holdings (2)	1,885,440	7.3%
Moonstar Family Group (3)	2,688,217	10.3%
The Sea Island Partnership (4)	2,892,298	11.1%
Triangle Healthcare Partners (5)	1,720,453	6.6%
UKR Partners LLC (6)	1,461,898	5.6%
Directors and Named Executive Officers:
Christopher Prior, Ph.D. (7)	2,132,765	8.2%
Jay P. Madan (8)	1,127,417	4.3%
Sandeep Laumas, M.D. (9)	866,941	3.3%
June Almenoff, M.D. (10)	1,400	*
Lorin K. Johnson, Ph.D. (11)	250,615	1.0%
Anthony E. Maida III, Ph.D., M.A., M.B.A. (12)	62,182	*
Roy Proujansky, M.D.	—	—%
Saira Ramasastry, M.S., M. Phil.	—	—%
David H. Clarke (13)	361,844	1.4%
Jonathan Clark (14)	28,500	*
Stephen R. Brownsell (15)	13,500	*
David Olert (16)	8,683	*
All directors and executive officers as a group (8 persons) (17)	4,441,320	17.1%

* Represents beneficial ownership of less than 1% of the shares of common stock

(1)	The percentage of beneficial ownership is based on 25,983,538 shares of common stock outstanding as of September 30, 2018.

(2)	The manager of BrynMawr Technology Holdings is Mark Costley.

(3)	Based solely on the Form 3 filed with the SEC on April 18, 2018 as of January 29, 2018. The managing member of Moonstar Family Group is Chris Durant.

(4)	Based solely on the Form 3 filed with the SEC on April 18, 2018 as of January 29, 2018. The manager of The Sea Island Partnership is Michael Huter.

(5)	The managing member of Triangle Healthcare Partners is Cory Howes.

(6)	Includes 1,461,898 shares and 117,661 warrants held by UKR Partners LLC. The manager of UKR Partners LLC is Thomas Gombar.

(7)
Consists of (i) 2,009 shares of common stock held by Dr. Prior and (ii) 2,130,756 shares issuable upon the exercise of options held by Dr. Prior that are exercisable within 60 days of September 30, 2018.

(8)
Consists of (i) 529,131 shares held by Mr. Madan, (ii) 129,593 shares held by Madan Global, Inc., (iii) 122,104 shares held by OM Healthcare Partners LLC, (iv) 122,104 shares held by OM Healthcare Partners II LLC, (v) 122,104 shares held by OM Healthcare Partners III LLC, and (vi) 102,381 shares issuable upon the exercise of options held by Mr. Madan that are exercisable within 60 days of September 30, 2018. Mr. Madan is affiliated with Madan Global, Inc. and with each of the named OM Healthcare Partners companies, and has voting and investment power over these shares, respectively. Mr. Madan disclaims beneficial ownership of the shares of Madan Global, Inc. and the OM Healthcare Partners companies except to the extent of his pecuniary interest therein.

(9)
Consists of (i) 2,000 shares of common stock held by Dr. Laumas, (ii) 758,373 shares held by Bearing Circle Capital LLC and (iii) 106,568 shares issuable upon the exercise of options held by Dr. Laumas that are exercisable within 60 days of September 30, 2018. Dr. Laumas is affiliated with Bearing Circle Capital LLC and has voting and investment power over the shares held by Bearing Circle Capital LLC. Dr. Laumas disclaims beneficial ownership of the shares held by Bearing Circle Capital LLC except to the extent of his pecuniary interest therein.

(10)
Consists of 1,400 shares of common stock held by Meadowlark Management LLC. Dr. Almenoff is affiliated with Meadowlark Management LLC and has voting and investment power over the shares held by Meadowlark Management LLC. Dr. Almenoff disclaims beneficial ownership of the shares held by Meadowlark Management LLC except to the extent of her pecuniary interest therein.

(11)	Consists of 250,615 shares issuable upon the exercise of options held by Dr. Johnson that are exercisable within 60 days of September 30, 2018.

(12)	Consists of 62,182 shares issuable upon the exercise of an option held by Dr. Maida that is exercisable within 60 days of September 30, 2018.

(13)
Based solely on information provided on behalf of Mr. Clarke, includes 52,264 shares held by Mr. Clarke, 7,142 shares held by Leslie Clarke, Mr. Clarke’s wife, and 302,438 shares held by GBS Holdings, Inc., an entity which may be deemed controlled by Mr. Clarke but which is owned by Leslie Clarke and the children of Mr. Clarke. Mr. Clarke may be deemed the indirect beneficial owner of these securities since he has shared sale, voting and investment control over the securities with his wife. The address of GSB Holdings, Inc. and Mr. Clarke is 14179 Laurel Trail, Wellington, Florida 33414.

(14)	Consists of 28,500 shares of common stock held by Mr. Clark.

(15)	Consists of 13,500 shares of common stock held by Mr. Brownsell.

(16)	Consists of (i) information provided by Mr. Olert and (ii) 1,683 shares issuable upon the exercise of options held by Mr. Olert that are exercisable within 60 days of September 30, 2018.

(17)	Includes 4,441,320 shares issuable upon the exercise of options held by the Company’s current directors and executive officers that are exercisable within 60 days of September 30, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy and Procedures
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Notwithstanding anything therein to the contrary, the policy is to be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.
The Board of Directors of Monster had also adopted a policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than five percent of any class of its common stock and any members of the immediate family of any of the foregoing persons were not permitted to enter into a related person transaction with the Company without the prior consent of its Audit Committee. Any request for Monster to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than five percent of any class of the Company’s voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have has a direct or indirect interest, must have first been presented to the Company’s Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee was to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We refer to this as the “Monster Related Person Transaction Policy.”
Certain Related Person Transactions
Described below are transactions occurring since January 1, 2016, and any currently proposed transactions to which we were a participant and in which:

•	The amounts involved exceeded or will exceed one percent of the average of our total assets at year end for the last two completed fiscal years; and

•
A director, executive officer, holder of more than five percent of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation.”

Unless otherwise noted below, each of these transactions was approved pursuant to the Monster Related Person Transaction Policy.

Loans:
On June 7, 2017, GSB Holdings, Inc., a family owned company of David Clarke, the then CEO and Chairman of the Board, loaned Monster $100,000 further to a promissory note and issued 10,204 three-year warrants at an exercise price of $20.00 in lieu of interest. On June 23, 2017, Monster issued 17,241 shares of common stock at $5.80 per share in exchange for the promissory note. The issuance price was $0.50 greater than the closing price of our common stock on the issuance date.
In 2016, as approved by the Private Innovate Board, Private Innovate made a non-interest bearing loan to Jay Madan, its President, and his affiliates for $135,000. Mr. Madan repaid $60,000 of the borrowed amount in 2016 and the remaining $75,000 of the borrowed amount was repaid in February 2018.

Restricted Shares:
In March 2017, Monster issued 7,000 shares of restricted common stock to David Clarke, the then Chairman of the Board, at a purchase price of $15.00 per share pursuant to a Private Placement Memorandum. Monster issued 10,000 shares of restricted common stock to the then Chairman of the Board in November 2017, and 2,500 shares of restricted stock in January 2018.
In November 2017, Monster issued 185,042 shares of restricted common stock to Strategic Planning Assets, LTD, a Hong Kong company, at a purchase price of $6.50 pursuant to a stock purchase agreement dated September 12, 2017. The purchase agreement called for the invested funds to be used to settle a debt owed by Monster below the amount recorded in its financial records. The number of shares to be issued was calculated using the full amount of the debt and at a share price equal to the average closing price of our common stock during the ten-day period prior to the stockholder approval of the transaction as voted on November 9, 2017.

Consulting Agreements:
In May 2016, Monster entered into a 10-week consulting agreement with Jonathan Orban, who was then serving as one of Monster’s directors, which became effective on the effective date of its initial public offering. Further to the agreement, Monster agreed to pay Mr. Orban $250 per hour but no more than $10,000 per week. Monster also agreed to pay all of Mr. Orban’s expenses incurred in connection with the performance of his consulting duties in an amount not to exceed $20,000. This Agreement was terminated in October 2016, and in connection therewith Monster paid Mr. Orban the aggregate sum of $80,000.
In June 2016, Monster entered into a one-year consulting agreement with Jawahar Tandon, the former Chief Executive Officer. Further to the agreement, Monster issued Mr. Tandon 125,000 restricted shares of common stock. Monster also agreed to pay all of Mr. Tandon’s pre-approved reasonable expenses incurred in connection with the performance of his consulting duties.
The consulting arrangements described above were entered into prior to the adoption of the Monster Related Person Transaction Policy, but after presentation, consideration and approval by the Board of Monster.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on review of the forms furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2017, except that Steven Barre had two late Form 4 filings, resulting in the failure to timely report two transactions; Jonathan Clark had one late Form 4 filing, resulting in the failure to timely report one transaction; Robert Machinist had two late Form 4 filings, resulting in the failure to timely report two transactions; Christopher Miner had one late Form 4 filing, resulting in the failure to timely report one transaction; and David Olert had two late Form 4 filings, resulting in the failure to timely report two transactions. In addition, David Clarke failed to timely file a Form 3 due in 2016; Jonathan Clark had one late Form 4 filing in 2018, resulting in the failure to timely report one transaction; David Clarke had one late Form 4 filing in 2018, resulting in the failure to timely report 11 transactions from 2016-2018; David Olert had one late Form 4 filing in 2018, resulting in the failure to timely report one transaction; Sea Island Partnership had one late Form 3 filing in 2018; and Moonstar Family Partnership LLC had one late Form 3 filing in 2018.
Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2019 proxy statement, your proposal must be received by us no later than January 11, 2019, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2019 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no later than September 5, 2019. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Innovate stockholders will be householding Innovate’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or Innovate. Direct your written request to our Corporate Secretary at Innovate Biopharmaceuticals, Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or contact her at (919) 500-0658. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.

Annual Report
A copy of Innovate Biopharmaceuticals, Inc.’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018, as amended, is available on our website, www.innovatebiopharma.com. A printed copy is also available without charge upon written request to Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.
Requests for Directions to the Annual Meeting of Stockholders
The 2018 Annual Meeting of Stockholders will be held on Tuesday, December 4, 2018, at 2:00 p.m. Eastern Time at 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601. Requests for directions to the meeting location may be directed to Innovate Biopharmaceuticals, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

APPENDIX A

Note that the proposed certificate is marked to show changes from our current Amended and Restated Certificate of Incorporation, reflecting all amendments to date in a single document, and assumes that Proposals 3 through 9 are approved. Text that will be added is marked in underline and text to be deleted is marked in ~~strike through~~. If approved and filed, the deleted text will be deleted and the added text will not be specifically highlighted.

~~CERTIFICATE OF INCORPORATION~~
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

INNOVATE BIOPHARMACEUTICALS, INC.
(originally incorporated under the name of WRASP 35, Inc. on November 9, 2010)
~~(Pursuant to Section 102 of the Delaware General Corporation Law)~~

~~1.~~FIRST: The name of the corporation is Innovate Biopharmaceuticals, Inc. (the “Corporation”)~~,~~.

~~2.~~SECOND: The address of ~~its~~the Corporation’s registered office in the State of Delaware is ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

~~3.~~THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

~~4.~~FOURTH: The Corporation is to have perpetual existence.

~~5.~~FIFTH: The total number of shares of capital stock which the Corporation shall have authority to issue is~~:~~ three hundred and sixty million (360,000,000). These shares shall be divided into two classes with three hundred and fifty million (350,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

~~The Preferred Stock of the Corporation shall be issued by the~~To the fullest extent permitted by the DGCL, the Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to issue Preferred Stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and other rights, and such qualifications, limitations or restrictions, as the Board of Directors ~~of the Corporation~~ may determine, from time to time.
Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. The Common Stock does not have cumulative voting rights.

~~No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.~~
SIXTH: Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law and this Certificate of Incorporation, and all powers and rights conferred upon stockholders of the Corporation in this Certificate of Incorporation are conferred subject to this reservation.
~~Effective immediately upon the filing and effectiveness of this Certificate of Amendment of the Certificate of Incorporation (the “Filing Date”) and without any further action on the part of the Corporation or any stockholder, each ten (10) shares of Common Stock of the Corporation that are issued and outstanding on the Filing Date shall be reverse split and combined into one (1) share of Common Stock of the Corporation (the “Reverse Stock Split”). The Reverse Stock Split shall be effected on a certificate-by-certificate basis. All share and per share amounts set forth in this Certificate have been revised to reflect the Reverse Stock Split, and, accordingly, no further adjustment pursuant to this Certificate shall be made as a result of the Reverse Stock Split.~~

~~6.~~SEVENTH: The Board of Directors acting by the affirmative vote of a majority of the directors then in office shall have the power to adopt, amend, alter or repeal the ~~by-laws~~Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
EIGHTH:
1.    ~~7~~Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Section 1 of Article ~~7~~EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

2.    ~~8~~Indemnification. The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.
NINTH:
1.     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2.     Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors; provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

3.     Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors to Class I, Class II or Class III.
4.     Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which such director was elected; provided, however, that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided, further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
5.     Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.
6.     Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled only by the affirmative vote of a majority of the directors of the Corporation then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
TENTH: Subject to the rights of holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Stockholders of the Corporation may not act by written consent or electronic transmission in lieu of a meeting.
ELEVENTH: Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors pursuant to a resolution approved by an affirmative vote of a majority of the directors of the Corporation then in office, by the Chairperson of the Board of Directors, by the Chief Executive Officer of the Corporation or by the President of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.
TWELFTH: Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (including by merger, consolidation or otherwise), or to adopt any provision inconsistent with, the second paragraph of Article FIFTH, Article SEVENTH, Article NINTH, Article TENTH, Article ELEVENTH or this Article TWELFTH.
[Signature page follows]

IN WITNESS WHEREOF, ~~the Company has caused this certificate of correction to be signed by a~~this Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with sections 242 and 245 of the DGCL, has been executed by its duly authorized officer ~~of the Company on~~ this ___ day of __________, 2018.

INNOVATE BIOPHARMACEUTICALS, INC.

By:
Name:	Jay P. Madan
Title:	President

APPENDIX B

INNOVATE BIOPHARMACEUTICALS, INC.

2012 OMNIBUS INCENTIVE PLAN

(As last amended on September 28, 2018, subject to stockholder approval of amendment to Section 4.01)

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.      Purpose. The purpose of the Innovate Biopharmaceuticals, Inc. 2012 Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.      Adoption and Term. The Plan became effective on April 30, 2012. The Plan shall remain in effect until the tenth anniversary of the effective date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.      Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02.      Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03.      Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04.       Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05.       Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

2.06.       Board means the Board of Directors of the Company.

2.07.       Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)       The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)       Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)       The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d)       The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e)       a complete liquidation or dissolution of the Company.

2.08.       Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09.       Committee means the Compensation Committee of the Board.

2.10.       Common Stock means the common stock of the Company, par value $0.0001 per share.

2.11.       Company means Innovate Biopharmaceuticals, Inc., a Delaware corporation, and its successors.

2.12.       Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.       Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14.       Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15        Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16.       Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.      Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.

2.18.      Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19.      Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20.      Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21       Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22.      Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23.      Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24.      Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25.      Performance Awards means Awards granted in accordance with Article VIII.

2.26.      Performance Goals means net sales, units sold or growth in units sold, return on stockholders' equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital),

EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

2.27.      Plan has the meaning given to such term in Section 1.01.

2.28.      Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.29.      Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.      Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31.      Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.      Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33      Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01.       Committee.

(a)       Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b)       Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01.      Number of Shares Issuable.

(a)       General Share Reserve. The total number of shares initially authorized to be issued under the Plan was 1,500,000 shares of Common Stock which was subsequently adjusted to 150,000 shares of the Company’s Common Stock in order to reflect the 1-for-10 stock split consummated on January 29, 2018. The Plan is hereby amended to increase the maximum number of shares available for issuance to Participants under the Plan to 3,150,000 shares, which number may be increased from time to time beginning January 1, 2019 pursuant to the “evergreen” provision set forth in Section 4.01(b) immediately below. The foregoing share reserve number, as may be increased from time to time pursuant to the evergreen provision of Section 4.01(b) below, shall be subject to further adjustment in accordance with Section 11.07 relating to capitalization adjustments. The aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options shall be 3,150,000 shares of Common Stock, subject to adjustment pursuant to Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company. For clarity, the share reserve established pursuant to this Section 4.01(a), as may be adjusted from time to time, is a limitation on the number of shares of Common Stock that may be issued under the Plan and not on the number of Awards that can be granted pursuant to the Plan. As a single share may be subject to grant more than once (e.g.,if a share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 4.02 below), the share reserve does not establish a limit on the number of Awards that may be granted.

b)       Additional Reserves. For the period commencing January 1, 2019 and ending January 1, 2022, the share reserve set forth in Section 4.01(a) shall be automatically increased on January 1 of each year by an amount equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock outstanding as of December 31st of the immediately preceding calendar year or (ii) such lesser number of shares as determined by our Board prior to January 1 of a particular calendar year.

4.02.      Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.      Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1.5 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1 million.

 ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.       Option Awards.

(a)       Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)       Purchase Price of Options. Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee.

(c)       Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)       Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e)       Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02.       Stock Appreciation Rights.

(a)       Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)       Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)        Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03.       Terms of Stock Options and Stock Appreciation Rights.

(a)       Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.

(b)          Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)       Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)      Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii)        In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv)      Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)        Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.      Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05.      Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.

6.06      Early Exercise. An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.      Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02        Restricted Shares.

(a)       Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)       Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c)       Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)       Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e)       Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)       Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.      Restricted Stock Units.

(a)       Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b)       Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)       Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d)       Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04      Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.

ARTICLE VIII

PERFORMANCE AWARDS

8.01.        Performance Awards.

(a)       Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)       Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c)       Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)       Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.      Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03.      Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.      Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.        Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)       Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)       If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)       The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.      Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.      Awards.

(a)       Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

(b)       Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)       Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d)       Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)       Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)       Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01.      Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.      Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.      Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04.      Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.      Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)       The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)       In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.      Surrender of Awards; Authorization of Repricing. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.

11.07.     Adjustments to Reflect Capital Changes.

(a)       Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)       Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)       Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the

Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.      No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09.      Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.     Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11.     No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.     Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.     Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.     Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.     Amendment and Termination.

(a)       Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)       Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.     Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17.     Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a)       Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b)       Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18     Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19      Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20      Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21      Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

INNOVATE BIOPHARMACEUTICALS, INC.

2018 Annual Meeting of Stockholders

December 4, 2018 – 2:00 p.m. Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sandeep Laumas and Jay Madan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Innovate Biopharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 4, 2018, at 2:00 p.m. Eastern Time at 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed on reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The 2017 Annual Report and 2018 Proxy Statement are available at

http://www.viewproxy.com/innovatebiopharma/2018

The Board of Directors recommends a vote "FOR" each director nominee listed in Proposal 1 and "FOR" Proposals 2 through 10.

Nominee	Expected Class and Term (If Proposal 3 is approved)	FOR	AGAINST	ABSTAIN
01 Lorin K. Johnson, Ph.D.	Class I – 2019 Annual Meeting of Stockholders	☐	☐	☐
02 Roy Proujansky, M.D.	Class I – 2019 Annual Meeting of Stockholders	☐	☐	☐
03 Anthony E. Maida, Ph.D.	Class II – 2020 Annual Meeting of Stockholders	☐	☐	☐
04 Saira Ramasastry, M.S., M. Phil.	Class II – 2020 Annual Meeting of Stockholders	☐	☐	☐
05 Christopher Prior, Ph.D.	Class III – 2021 Annual Meeting of Stockholders	☐	☐	☐
06 Jay Madan, M.S.	Class III – 2021 Annual Meeting of Stockholders	☐	☐	☐
07 Sandeep Laumas, M.D.	Class III – 2021 Annual Meeting of Stockholders	☐	☐	☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Note: The proxies may also vote on or transact such other business as may be properly brought before the Annual Meeting or adjournment or postponement thereof.

Please indicate if you plan to attend this meeting ☐

Signature ______________________ Date ____________ Signature ______________________
(Joint Owners)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/INNT

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.